                                                                    Exhibit 10.4

                                CREDIT AGREEMENT

                                      among

                               ACC ACQUISITION CO.
    (INCLUDING ITS SUCCESSOR BY MERGER, AMERICAN CELLULAR CORPORATION),
                                    BORROWER

                         BANC OF AMERICA SECURITIES LLC,
                   SOLE LEAD ARRANGER AND BOOK RUNNING MANAGER

                             BANK OF AMERICA, N.A.,
                              ADMINISTRATIVE AGENT

          LEHMAN COMMERCIAL PAPER INC. and TD SECURITIES (USA) INC.,
                              CO-SYNDICATION AGENTS

                CIBC WORLD MARKETS CORP. and BARCLAYS BANK PLC,
                             CO-DOCUMENTATION AGENTS

                 The MANAGING AGENTS and CO-AGENTS named herein

                                       and

                            THE LENDERS NAMED HEREIN,
                                     LENDERS

                                  $1,750,000,000
                        SENIOR SECURED CREDIT FACILITIES

                          DATED AS OF FEBRUARY 25, 2000











         CREDIT AGREEMENT
         ----------------

                                TABLE OF CONTENTS



         Page
SECTION 1   DEFINITIONS AND TERMS                                                        1
1.1      Definitions                                                                     1
1.2      Number and Gender of Words; Other References                                   31
1.3      Accounting Principles                                                          31

SECTION 2   BORROWING PROVISIONS                                                        31
2.1      Revolver Facility                                                              31
2.2      Term Loan A Facility                                                           31
2.3      Term Loan B Facility                                                           32
2.4      Term Loan C Facility                                                           32
2.5      LC Subfacility                                                                 32
2.6      Swing Line Subfacility                                                         35
2.7      Terminations or Reductions of Commitments                                      37
2.8      Borrowing Procedure                                                            37

SECTION 3   TERMS OF PAYMENT                                                            38
3.1      Loan Accounts, Notes, and Payments                                             38
3.2      Interest and Principal Payments                                                39
3.3      Prepayments                                                                    41
3.4      Interest Options                                                               45
3.5      Quotation of Rates                                                             46
3.6      Default Rate                                                                   46
3.7      Interest Recapture                                                             46
3.8      Interest Calculations                                                          46
3.9      Maximum Rate                                                                   46
3.10     Interest Periods                                                               47
3.11     Conversions                                                                    47
3.12     Order of Application                                                           48
3.13     Sharing of Payments, Etc                                                       48
3.14     Offset                                                                         49
3.15     Booking Borrowings                                                             49

SECTION 4   CHANGE IN CIRCUMSTANCES                                                     49
4.1      Increased Cost and Reduced Return                                              49
4.2      Limitation on Types of Loans                                                   50
4.3      Illegality                                                                     51
4.4      Treatment of Affected Loans                                                    51
4.5      Compensation                                                                   51
4.6      Taxes                                                                          52

SECTION 5   FEES                                                                        54
5.1      Treatment of Fees                                                              54
5.2      Fees of Administrative Agent and Arranger                                      54


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5.3      Revolver Facility Commitment Fees                                              54
5.4      LC Fees                                                                        55

SECTION 6   SECURITY; GUARANTIES                                                        55
6.1      Guaranties                                                                     55
6.2      Collateral                                                                     55
6.3      Future Liens                                                                   55
6.4      Release of Collateral                                                          56
6.5      Negative Pledge                                                                56
6.6      Control; Limitation of Rights                                                  57

SECTION 7   CONDITIONS PRECEDENT                                                        57
7.1      Conditions Precedent to Closing                                                57
7.2      Conditions Precedent to a Permitted Acquisition                                57
7.3      Conditions Precedent to Each Borrowing                                         58

SECTION 8   REPRESENTATIONS AND WARRANTIES                                              58
8.1      Purpose of Credit Facility                                                     58
8.2      Existence, Good Standing, Authority, and Authorizations                        59
8.3      Subsidiaries; Capital Stock                                                    59
8.4      Authorization and Contravention                                                59
8.5      Binding Effect                                                                 60
8.6      Financial Statements                                                           60
8.7      Litigation, Claims, Investigations                                             60
8.8      Taxes                                                                          60
8.9      Environmental Matters                                                          61
8.10     Employee Benefit Plans                                                         61
8.11     Properties; Liens                                                              61
8.12     Government Regulations                                                         61
8.13     Transactions with Affiliates                                                   61
8.14     Debt                                                                           61
8.15     Material Agreements; Management Agreements                                     61
8.16     Insurance                                                                      62
8.17     Labor Matters                                                                  62
8.18     Solvency                                                                       62
8.19     Intellectual Property                                                          62
8.20     Compliance with Laws                                                           62
8.21     Permitted Acquisitions; Intercompany Acquisitions                              62
8.22     Regulation U                                                                   63
8.23     Tradenames                                                                     63
8.24     Year 2000                                                                      63
8.25     Full Disclosure                                                                63
8.26     No Default                                                                     64
8.27     Perfection of Security Interests                                               64
8.28     The American Merger                                                            64

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

SECTION 9   COVENANTS                                                                   65
9.1      Use of Proceeds                                                                65
9.2      Books and Records                                                              65
9.3      Items to be Furnished                                                          65
9.4      Inspections                                                                    67
9.5      Taxes                                                                          67
9.6      Payment of Obligations                                                         67
9.7      Maintenance of Existence, Assets, and Business                                 67
9.8      Insurance                                                                      68
9.9      Preservation and Protection of Rights                                          68
9.10     Employee Benefit Plans                                                         69
9.11     Environmental Laws                                                             69
9.12     Debt and Guaranties                                                            69
9.13     Liens                                                                          70
9.14     Transactions with Affiliates                                                   71
9.15     Compliance with Laws and Documents                                             71
9.16     Permitted Acquisitions, Subsidiary Guaranties, and Collateral Documents        71
9.17     Assignment                                                                     71
9.18     Fiscal Year and Accounting Methods                                             71
9.19     Government Regulations                                                         72
9.20     Loans, Advances, and Investments                                               72
9.21     Distributions and Restricted Payments                                          73
9.22     Restrictions on Subsidiaries                                                   74
9.23     Sale of Assets                                                                 74
9.24     Sale-Leaseback Financings                                                      74
9.25     Mergers and Dissolutions; Sale of Capital Stock                                74
9.26     New Business                                                                   75
9.27     Financial Hedges                                                               75
9.28     Affiliate Subordination Agreements                                             75
9.29     Amendments to Documents                                                        76
9.30     Financial Covenants                                                            76
9.31     Tower Sale-Leaseback                                                           78
9.32     Parent Covenant                                                                78

SECTION 10  DEFAULT                                                                     78
10.1     Payment of Obligation                                                          78
10.2     Covenants                                                                      79
10.3     Debtor Relief                                                                  79
10.4     Judgments and Attachments                                                      79
10.5     Government Action                                                              79
10.6     Misrepresentation                                                              79
10.7     Change of Management                                                           79
10.8     Change of Control                                                              79
10.9     Change Business of Parent                                                      79
10.10    Authorizations                                                                 79
10.11    Default Under Other Debt and Agreements                                        80

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10.12    LCs                                                                            80
10.13    Validity and Enforceability of Loan Documents                                  80
10.14    Material Adverse Effect                                                        80
10.15    Environmental Liability                                                        80
10.16    Pledged Stock                                                                  80
10.17    Dissolution                                                                    81

SECTION 11  RIGHTS AND REMEDIES                                                         81
11.1     Remedies Upon Default                                                          81
11.2     Company Waivers                                                                81
11.3     Performance by Administrative Agent                                            81
11.4     Delegation of Duties and Rights                                                82
11.5     Not in Control                                                                 82
11.6     Course of Dealing                                                              82
11.7     Cumulative Rights                                                              82
11.8     Application of Proceeds                                                        82
11.9     Certain Proceedings                                                            82
11.10    Limitation of Rights                                                           83
11.11    Expenditures by Lenders                                                        83
11.12    INDEMNIFICATION                                                                83

SECTION 12  AGREEMENT AMONG LENDERS                                                     84
12.1     Administrative Agent                                                           84
12.2     Expenses                                                                       86
12.3     Proportionate Absorption of Losses                                             86
12.4     Delegation of Duties; Reliance                                                 86
12.5     Limitation of Liability                                                        86
12.6     Default; Collateral                                                            87
12.7     Limitation of Liability                                                        89
12.8     Relationship of Lenders                                                        89
12.9     Benefits of Agreement                                                          89
12.10    Agents                                                                         89
12.11    Obligations Several                                                            89
12.12    Financial Hedges                                                               89

SECTION 13  MISCELLANEOUS                                                               90
13.1     Headings                                                                       90
13.2     Nonbusiness Days                                                               90
13.3     Communications                                                                 90
13.4     Form and Number of Documents                                                   90
13.5     Exceptions to Covenants                                                        91
13.6     Survival                                                                       91
13.7     Governing Law                                                                  91
13.8     Invalid Provisions                                                             91
13.9     Entirety                                                                       91
13.10    Jurisdiction; Venue; Service of Process; Jury Trial                            91

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13.11    Amendments, Consents, Conflicts, and Waivers                                   92
13.12    Multiple Counterparts                                                          94
13.13    Successors and Assigns; Assignments and Participations                         94
13.14    Confidentiality                                                                97
13.15    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances    97


























         CREDIT AGREEMENT
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

                             SCHEDULES AND EXHIBITS



Schedule 1                   -       American Merger Documents
Schedule 2.1                 -       Lenders and Commitments
Schedule 7.1                 -       Conditions Precedent to Closing
Schedule 7.1A                -       Post-Closing Requirements
Schedule 7.2                 -       Conditions Precedent to Permitted Acquisition
Schedule 8.2                 -       FCC and PUC Licenses
Schedule 8.3                 -       Capital Stock and Partnership Interests
Schedule 8.15                -       Material Agreements
Schedule 8.23                -       Tradenames
Schedule 9.12                -       Existing Debt
Schedule 9.13                -       Existing Liens
Schedule 9.20                -       Existing Investments

Exhibit A-1                  -       Form of Revolver Note
Exhibit A-2                  -       Form of Term Loan A Note
Exhibit A-3                  -       Form of Term Loan B Note
Exhibit A-4                  -       Form of Term Loan C Note
Exhibit A-5                  -       Form of Swing Line Note
Exhibit B-1                  -       Form of Borrowing Notice
Exhibit B-2                  -       Form of Conversion Notice
Exhibit B-3                  -       Form of LC Request
Exhibit C                    -       Form of Guaranty
Exhibit D                    -       Form of Pledge, Assignment, and Security Agreement
Exhibit E-1                  -       Form of Compliance Certificate
Exhibit E-2                  -       Form of Permitted Acquisition Compliance Certificate
Exhibit E-3                  -       Form of Permitted Acquisition Loan Closing Certificate
Exhibit F                    -       Form of Assignment and Acceptance Agreement
Exhibit G-1                  -       Form of Opinion of Borrower's Counsel
Exhibit G-2                  -       Form of Opinion of Special Regulatory Counsel
Exhibit G-3                  -       Form of Opinion of Local Counsel
Exhibit H                    -       Form of Affiliate Subordination Agreement







         CREDIT AGREEMENT
         ----------------

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of February 25, 2000, among ACC ACQUISITION CO. (including its successor by merger, American Cellular Corporation) (as more fully defined in SECTION 1, "BORROWER"), ACC ACQUISITION LLC (as more fully defined in SECTION 1, "PARENT"), Lenders (defined below), LEHMAN COMMERCIAL PAPER INC. and TD SECURITIES (USA) INC., as Co-Syndication Agents (defined below), CIBC WORLD MARKETS CORP. and BARCLAYS BANK PLC, as Co-Documentation Agents (defined below), and BANK OF AMERICA, N.A., as Administrative Agent (defined below), for itself and the other Lenders.

                                    RECITALS

         A. Affiliates of AT&T Wireless Services, Inc., a Delaware corporation ("AWS"), and Dobson Communications Corporation, an Oklahoma corporation ("COMMUNICATIONS"), have formed ACC Acquisition LLC, a Delaware limited liability company ("PARENT").

         B. ACC Acquisition Co., a Delaware corporation and Wholly-owned Subsidiary of Parent, will merge with and into American Cellular Corporation, a Delaware corporation ("AMERICAN"), pursuant to that certain Agreement and Plan of Merger dated as of October 5, 1999, among Parent, ACC Acquisition Co., and American (the "AMERICAN MERGER").

         C. Borrower has requested that, in addition to other sources of financing, Lenders extend credit to Borrower to enable, among other things, the consummation of the American Merger.

         D. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend credit to Borrower, providing for four credit facilities totaling $1,750,000,000, in the form of a revolving loan facility in the aggregate principal amount of $300,000,000 and three term loan facilities in the aggregate principal amount of $700,000,000, $350,000,000, and $400,000,000, respectively.

         Accordingly, in consideration of the mutual covenants contained herein, Borrower, Administrative Agent, the other Agents, and Lenders agree as follows:

SECTION                    DEFINITIONS AND TERMS.

                           DEFINITIONS.  As used herein:

         ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person; (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (PROVIDED THAT, formation or organization of any entity shall not constitute an "ACQUISITION" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under SECTION 9.20); or (c) a

         CREDIT AGREEMENT
         ----------------
merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity, PROVIDED THAT, (i) in any merger involving Borrower, Borrower must be the surviving entity; and
(ii) for purpose of this Agreement, an Intercompany Acquisition is not an "ACQUISITION."

         ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the QUOTIENT obtained by DIVIDING (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 MINUS the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

         ADMINISTRATIVE AGENT means Bank of America, N.A., and its permitted successors or assigns as "ADMINISTRATIVE AGENT" for Lenders under the Loan Documents.

         AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "CONTROL," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

         AFFILIATE SUBORDINATION AGREEMENT means, individually, and AFFILIATE SUBORDINATION AGREEMENTS means, collectively, an Affiliate Subordination Agreement (substantially in the form of EXHIBIT H) executed and delivered by any Person pursuant to the requirements of the Loan Documents, and any amendments, modifications, supplements, ratifications, or restatements of any Affiliate Subordination Agreement made in accordance with the Loan Documents.

         AGENTS means, collectively, Administrative Agent, Co-Syndication Agents, Co-Documentation Agents, Managing Agents, and Co-Agents.

         AGREEMENT means this Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

         AMERICAN means American Cellular Corporation, a Delaware corporation.

         AMERICAN MERGER means the merger of Borrower with and into American on the Closing Date pursuant to the American Merger Agreement.

         AMERICAN MERGER AGREEMENT means the Agreement and Plan of Merger dated as of October 5, 1999, among Parent, Borrower, and American, TOGETHER WITH all amendments or modifications thereto in form and upon terms acceptable to Administrative Agent.

         AMERICAN MERGER DOCUMENTS means the American Merger Agreement and all documents or instruments executed pursuant thereto or in connection therewith as described on SCHEDULE 1, TOGETHER WITH all amendments, modifications, supplements, or restatements thereof in form and upon terms reasonably satisfactory to Administrative Agent.

         CREDIT AGREEMENT
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

         ANNUALIZED INTEREST EXPENSE means, with respect to the Companies on a consolidated basis, on any date of determination, the PRODUCT of (a) the QUOTIENT of (i) the Interest Expense arising on and after the Closing Date to and including the last day of the applicable period of determination DIVIDED BY
(ii) the number of days from and including the Closing Date to and including the last day of the applicable period of determination, MULTIPLIED BY (b) 360.

         ANNUALIZED OPERATING CASH FLOW means, with respect to the Companies on a consolidated basis, (a) on any date of determination occurring on the Closing Date to (but not including) March 31, 2000, the Operating Cash Flow for the two-fiscal quarter period ending December 31, 1999, MULTIPLIED BY two, (b) on any date of determination occurring on March 31, 2000, to (but not including) June 30, 2000, the Operating Cash Flow for the three-fiscal quarter period ending March 31, 2000, MULTIPLIED BY 4/3.

         APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "LENDING OFFICE" of such Lender (or an affiliate of such Lender) designated on SCHEDULE 2.1 or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

         APPLICABLE MARGIN means:

                           Solely with respect to each Borrowing under the Revolver Facility and under the Term Loan A Facility, on any date of determination, the percentage per annum set forth in the table below for the Type of Borrowing that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to SECTION 9.3 (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be):



         ---------------------------------------------------------------------------------------------------
              LEVERAGE RATIO                                    APPLICABLE MARGIN
         ---------------------------------------------------------------------------------------------------
                                               BASE RATE BORROWINGS          EURODOLLAR RATE BORROWINGS
         ----------------------------------=================================================================
         Less than 5.75:1.0                           0.250%                           1.500%
         ---------------------------------------------------------------------------------------------------
         Greater than or equal to                     0.625%                           1.875%
         5.75:1.0,
         but less than 6.75:1.0
         ---------------------------------------------------------------------------------------------------
         Greater than or equal to                     0.875%                           2.125%
         6.75:1.0,
         but less than 8.25:1.0
         ---------------------------------------------------------------------------------------------------
         Greater than or equal to 8.25:1.0            1.250%                           2.500%
         ---------------------------------------------------------------------------------------------------


                           Solely with respect to each Borrowing under the Term Loan B Facility, on any date of determination, the percentage per annum set forth in the table below for the Type of Borrowing that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to SECTION 9.3 (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may
         be):

         CREDIT AGREEMENT
         ----------------


         ---------------------------------------------------------------------------------------------------
         LEVERAGE RATIO                                           APPLICABLE MARGIN
         ---------------------------------------------------------------------------------------------------
                                               BASE RATE BORROWINGS          EURODOLLAR RATE BORROWINGS
         ----------------------------------=================================================================
         Less than 6.75:1.0                           1.500%                           2.750%
         ---------------------------------------------------------------------------------------------------
         Greater than or equal to                     1.750%                           3.000%
         6.75:1.0
         ---------------------------------------------------------------------------------------------------


                           Solely with respect to each Borrowing under the Term Loan C Facility, a percentage per annum equal to 3.250% for Eurodollar Rate Borrowings and 2.000% for Base Rate Borrowings.

                           The provisions in ITEMS (a) and (b) are further
subject to the following:

                  1) Until the second Business Day after the Financial Statements and Compliance Certificate for the fiscal quarter ending June 30, 2000, shall have been delivered hereunder, the Applicable Margin for Base Rate Borrowings and Eurodollar Rate Borrowings under the Revolver Facility, the Term Loan A Facility, and the Term Loan B Facility shall be the highest Applicable Margin for the relevant Type of Borrowing for the relevant Facility. With respect to any adjustments in the Applicable Margin as a result of changes in the Leverage Ratio on and after June 30, 2000, such adjustment shall be effective commencing on the second Business Day after the later of (A) the delivery of Financial Statements (and the related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b), or (B) the delivery of the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition; and

                  2) If Borrower and Parent fail to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days, then (UNLESS the Default Rate has been effected by Required Lenders pursuant to SECTION 3.6) the Applicable Margin for the Revolver Facility, the Term Loan A Facility, and the Term Loan B Facility shall be the maximum Applicable Margin for the respective Facility specified in the tables above.

                           APPLICABLE MARGIN FOR COMMITMENT FEES means, on any
                  date of determination, the percentage set forth in the table below that corresponds with the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificates most recently delivered pursuant to SECTION 9.3 (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be):



                  ---------------------------------------------------------------------------------
                          LEVERAGE RATIO                                APPLICABLE MARGIN FOR
                                                                           COMMITMENT FEES
                  ---------------------------------------------------------------------------------
                       Greater than or equal to 6.75 to                         0.500%
                  ---------------------------------------------------------------------------------

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

                  ---------------------------------------------------------------------------------
                                   1.00
                  ---------------------------------------------------------------------------------
                            Less than 6.75 to 1.00                              0.375%
                  ---------------------------------------------------------------------------------


                  (a) Until the second Business Day after the Financial Statements and Compliance Certificate for the fiscal quarter ending June 30, 2000, shall have been delivered hereunder, the Applicable Margin for Commitment Fees shall be the highest Applicable Margin for Commitment Fees. With respect to any adjustments in the Applicable Margin for Commitment Fees as a result of changes in the Leverage Ratio on and after June 30, 2000, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be).

                  (b) If Borrower and Parent fail to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days, then the Applicable Margin for Commitment Fees shall be the maximum Applicable Margin specified in the table above.

                           APPROVED FUND means, with respect to any Lender that
                  is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                           ARRANGER means Banc of America Securities LLC, and
                  its successors and assigns, in its capacity as sole lead arranger and book running manager under the Loan Documents.

                           ASSET OPERATING CASH FLOW means, with respect to any
                  Permitted Asset Swap and measured as of the date of the related Cellular Asset disposition by the Companies, that portion of the Operating Cash Flow of the Companies attributable to the Cellular Assets of the Companies being conveyed in such Permitted Asset Swap.

                           ASSIGNMENT AND ACCEPTANCE AGREEMENT means (a) an
                  assignment and acceptance agreement substantially in the form and upon the terms of EXHIBIT F, executed and delivered by any Person pursuant to the requirements of the Loan Documents, and
                  (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Assignment and Acceptance Agreement made in accordance with the Loan Documents.

                           ASSUMED TAXES means, with respect to any Equity
                  Issuance, an amount equal to such incremental annual increase in franchise Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance.

         CREDIT AGREEMENT
         ----------------

                           AUTHORIZATIONS means all material filings,
                  recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, grants of authority, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System.

                           AWS means AT&T Wireless Services, Inc., a Delaware
                  corporation.

                           BANK OF AMERICA means Bank of America, N.A., in its
                  individual capacity as a Lender, and its successors and assigns.

                           BASE RATE means, for any day, the rate per annum
                  equal to the HIGHER of (a) the Federal Funds Rate for such day PLUS one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

                           BASE RATE BORROWING means a Borrowing bearing
                  interest at the SUM of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

                           BORROWER means ACC Acquisition Co. and its successor
                  by merger, American, TOGETHER WITH any successor or assign of Borrower permitted by the Loan Documents.

                           BORROWING means any amount disbursed (a) by one or
                  more Lenders under the Loan Documents (under the Revolver Facility, the LC Subfacility, the Swing Line Subfacility, or any Term Loan Facility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Document.

                           BORROWING DATE is defined in SECTION 2.8(a).

                           BORROWING NOTICE means a request for Borrowing made
                  pursuant to SECTION 2.8(a), substantially in the form of EXHIBIT B-1.

                           BUDGET means the most recently delivered of the (a)
                  budget showing the projected income and expenses of the Companies for fiscal year 2000 delivered on the Closing Date as required in ITEM 22 on SCHEDULE 7.1 delivered pursuant to
                  SECTION 7.1 or (b) the Budget delivered pursuant to SECTION 9.3(d), TOGETHER WITH any adjustments to any Budget (whether described in CLAUSE (a) or CLAUSE (b)) made from time to time based on projections delivered in connection with Permitted Acquisitions pursuant to SECTION 7.2 and the requirements of a "PERMITTED ACQUISITION" as set forth in this SECTION 1.1, SO LONG AS such projections have been approved by Administrative Agent, and in the case of

         CREDIT AGREEMENT
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

                  adjustments to Capital Expenditures, have been approved by Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents.

                           BUSINESS DAY means (a) for all purposes, any day
                  OTHER THAN Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, or in New York, New York, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

                           CAPITAL EXPENDITURES means an expenditure (determined
                  in accordance with GAAP) by a Company for any fixed asset owned by such Company for use in the operations of such Company having a useful life of more than one year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any obligations to pay rent or other amounts under a Capital Lease; PROVIDED, HOWEVER, that Capital Expenditures shall not include (a) acquisitions of stock or assets which are made in accordance with SECTION 9.20, (b) expenditures for repairs or replacements of fixed assets made with insurance proceeds in accordance with SECTION 9.8, or (c) the Purchase Price of any Authorization to build and operate a PCS System acquired in accordance with the requirements for a Permitted Acquisition that is a Permitted PCS License Acquisition.

                           CAPITAL LEASE means any capital lease or sublease
                  which should be capitalized on a balance sheet in accordance with GAAP.

                           CASH EQUIVALENTS means:

                  (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;

                  (b) Short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation;

                  (c) Commercial paper maturing in 365 days or less from the date of issuance and rated EITHER "P-1" by Moody's Investors Service, Inc. ("MOODY'S"), or "A-1" by Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P");

                  (d) Debt instruments of a domestic issuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; and

         CREDIT AGREEMENT
         ----------------

                  (e) Demand deposit accounts which are maintained in the ordinary course of business.

                           CELLULAR ACQUISITION means Acquisitions by any
                  Company of businesses which are engaged in the Cellular Business.

                           CELLULAR ASSETS means any Cellular System or
                  Franchise Interest owned directly or indirectly by any Person and used in connection with such Person's Cellular Business.

                           CELLULAR BUSINESS means the business of owning or
                  operating one or more Cellular Systems and other business directly related thereto.

                           CELLULAR ENTITY means a Cellular Licensee or Cellular
                  Permittee.

                           CELLULAR LICENSEE means any Person that is authorized
                  to own, control, and operate a Cellular System.

                           CELLULAR PERMITTEE means a Person that is authorized
                  by the FCC to construct a Cellular System.

                           CELLULAR SYSTEM means a domestic public cellular
                  radio telecommunications service system licensed under PART 22 of the rules promulgated by the FCC.

                           CHANGE OF CONTROL means the occurrence of any of the
                  following:

                  (a)      If Parent is a limited liability company, EITHER

                           (i) So long as no Dobson Change of Control has occurred, Communications (and its Affiliates) and AWS (and its Affiliates) cease (A) each to have the Right to appoint two Management Committee Representatives and (B) to own, in the aggregate, 80% of the economic interests in Parent and have the Right to appoint all Management Committee Representatives, UNLESS AWS and its Affiliates own 50% of the economic interests in Parent and have the Right to appoint all Management Committee Representatives; or

                           (ii)    After a Dobson Change of Control has
                  occurred, AWS and its Affiliates cease to own 50% of the economic interests in Parent and have the Right to appoint all Management Committee Representatives; or

                  (b) On and after the date upon which Parent converts to a corporation, EITHER:

                           (i) So long as no Dobson Change of Control has occurred, Communications (and its Affiliates) and AWS (and its Affiliates) cease (A) to own, individually, 30% of the voting power of all of the Voting Stock of Parent

         CREDIT AGREEMENT
         ----------------
                  and (B) to own, in the aggregate, the Voting Stock of Parent having at least 75% of the voting power of all of the Voting Stock of Parent, UNLESS AWS and its Affiliates own 75% of the aggregate voting power of the Voting Stock of Parent; or

                           (ii) After a Dobson Change of Control has occurred, AWS and its Affiliates cease to own 75% of the aggregate voting power of the Voting Stock of Parent; or

                  (c) Parent ceases to own 100% of the issued and outstanding capital stock of, or other ownership interests in, Borrower; or

                  (d) Except as otherwise permitted by this Agreement, any Company ceases to own the percentage of issued and outstanding equity interests issued by its Subsidiaries as reflected on SCHEDULE 8.3 on the Closing Date, or if thereafter acquired, as determined on the consummation date of the related Acquisition.

                           CLOSING DATE means the date upon which this Agreement
                  has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 7.1 have been satisfied or waived.

                           CO-AGENTS means, collectively Dresdner Bank AG New
                  York and Grand Cayman Branches and Banque Nationale de Paris

                           CO-DOCUMENTATION AGENTS means CIBC World Markets
                  Corp. and Barclays Bank PLC, and their respective permitted successors or assigns as "CO-DOCUMENTATION AGENTS" under the Loan Documents.

                           CO-SYNDICATION AGENTS means Lehman Commercial Paper
                  Inc. and TD Securities (USA) Inc. and their respective permitted successors or assigns as "CO-SYNDICATION AGENTS" under the Loan Documents.

                           CODE means the INTERNAL REVENUE CODE OF 1986, as
                  amended, TOGETHER WITH the rules and regulations promulgated thereunder.

                           COLLATERAL means all of the items and types of
                  property described as "COLLATERAL" in now existing or hereafter created Collateral Documents and all cash and non-cash proceeds thereof.

                           COLLATERAL DOCUMENTS means all security agreements,
                  pledge agreements, financing statements, assignments of partnership interests, guaranties, mortgages, and deeds of trust at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, TOGETHER WITH all reaffirmations, amendments, and modifications thereof or supplements thereto.

         CREDIT AGREEMENT
         ----------------

                           COMMITMENT PERCENTAGE means, at any date of
                  determination, for any Lender with respect to a particular Facility, the proportion (stated as a percentage) that its Committed Sum for such Facility bears to the aggregate Committed Sums of all Lenders for such Facility.

                           COMMITTED SUM means (a) for any Revolver Lender, with
                  respect to the Revolver Facility, at any date of determination occurring prior to the Termination Date for the Revolver Facility, the amount stated beside such Lender's name under the heading for the Revolver Facility on the most-recently amended SCHEDULE 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents), and (b) for any other Lender, with respect to any Term Loan Facility, at any date of determination occurring prior to the initial Borrowing Date for such Term Loan Facility, the amount stated beside such Lender's name under the heading for the applicable Term Loan Facility on the most-recently amended SCHEDULE 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

                           COMMUNICATIONS means Dobson Communications
                  Corporation, an Oklahoma corporation.

                           COMMUNICATIONS ACT means, collectively, THE FEDERAL
                  COMMUNICATIONS ACT OF 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

                           COMPANIES means, on any date of determination
                  thereof, Parent and each of its Subsidiaries, OTHER THAN Laredo Joint Venture and, UNLESS AND UNTIL the conditions set forth in ITEM 2 of SCHEDULE 7.1A have been met, Alton CellTelCo Partnership; and COMPANY means, on any date of determination, Parent or any of its Subsidiaries, OTHER THAN Laredo Joint Venture and, UNLESS AND UNTIL the conditions set forth in ITEM 2 of SCHEDULE 7.1A have been met, Alton CellTelCo Partnership.

                           COMPLIANCE CERTIFICATE means a certificate signed by
                  a Responsible Officer of Borrower and a Responsible Officer of Parent, substantially in the form of EXHIBIT E-1.

                           CONSEQUENTIAL LOSS means any loss, cost, or expense
                  (including loss of anticipated profit) which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

                           CONVERSION NOTICE means a request made pursuant to
                  SECTION 3.11, substantially in the form of EXHIBIT B-2.

         CREDIT AGREEMENT
         ----------------

                           COST ALLOCATION means, with respect to services
                  rendered by Manager pursuant to the Management Agreement, those common costs which benefit the Companies (including, but not limited to, allocations of Manager's overhead and costs of services directly allocable to the Companies that are performed by Manager's employees and Affiliates), the allocation of which shall be (a) calculated in the same manner and using the same assumptions that Manager employs from time to time for making allocations among its other wireless communications systems, and (b) EITHER (i) based upon the percentage of Pops or subscribers in the geographic area served by the Companies' Systems compared to the then-current Pops or subscribers in all geographic areas in which Manager controls or manages wireless communication systems, or (ii) solely with respect to engineering and technical costs, allocated on a per cell site percentage basis.

                           CURRENT FINANCIALS means, at the time of any
                  determination thereof, the more recently delivered to Lenders of EITHER (a) (i) the unaudited Financial Statements for the fiscal quarter ended September 30, 1999, calculated on a consolidated basis for American and its Subsidiaries; (ii) the audited Financial Statements for the fiscal year ended December 31, 1998, calculated on a consolidated basis for American and its Subsidiaries; (iii) the unaudited PRO FORMA balance sheet of the Companies on a consolidated basis, which balance sheet shall be prepared assuming that the American Merger and the incurrence of Debt under this Agreement occurred on December 31, 1999; (iv) the unaudited PRO FORMA income statement of the Companies on a consolidated basis (including a calculation of Operating Cash Flow for such entities) for the three-fiscal quarter period ending on September 30, 1999, which income statement gives effect to the American Merger and the incurrence of Debt under this Agreement; (v) the unaudited PRO FORMA income statement of the Companies on a consolidated basis (including a calculation of Operating Cash Flow for such entities) for the two-fiscal quarter period ending on December 31, 1999, which income statement gives effect to the American Merger and the incurrence of Debt under this Agreement; or (b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be, calculated on a consolidated basis for the Companies.

                           DCS means Dobson Cellular Systems, Inc., an Oklahoma
                  corporation.

                           DEBT means (WITHOUT DUPLICATION), for any Person, the
                  SUM of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, (iii) payment obligations of such Person under non-compete agreements, and (iv) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or

         CREDIT AGREEMENT
         ----------------
                  liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and WITHOUT DUPLICATION, all drafts drawn and unpaid thereunder; and (e) net payments under Financial Hedges.

                           DEBT ISSUANCE means Debt of any Company for borrowed
                  money issued or incurred after the Closing Date, OTHER THAN Permitted Debt under SECTION 9.12.

                           DEBT SERVICE means, calculated for the Companies on a
                  consolidated basis, EITHER (a) on any date of determination on or prior March 30, 2001, the SUM of (i) Annualized Interest Expense, PLUS (ii) the aggregate amount of all scheduled principal payments made on the Debt of the Companies during the most-recently ended Rolling Period, or (b) on any date of determination occurring on and after March 31, 2001, the SUM of (i) Interest Expense for the Rolling Period most recently ended, PLUS (ii) the aggregate amount of all scheduled principal payments made on the Debt of the Companies during the most-recently ended Rolling Period.

                           DEBT SERVICE COVERAGE RATIO means, with respect to
                  the Companies on a consolidated basis, EITHER (a) at any date of determination on or prior to June 30, 2000, the ratio of Annualized Operating Cash Flow to Debt Service or (b) at any date of determination occurring after June 30, 2000, the ratio of Operating Cash Flow to Debt Service.

                           DEBTOR RELIEF LAWS means the BANKRUPTCY CODE of the
                  United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

                           DECLINING B LENDER is defined in SECTION 3.3(f)(i).

                           DECLINING C LENDER is defined in SECTION 3.3(f)(ii).

                           DEFAULT is defined in SECTION 10.

                           DEFAULT RATE means a per annum rate of interest equal
                  from day to day to the LESSER of (a) the SUM of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings for the relevant Facility PLUS 2% AND (b) the Maximum Rate.

         CREDIT AGREEMENT
         ----------------

                           DISTRIBUTION for any Person means, with respect to
                  any shares of any capital stock membership interest, or any other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

                           DOBSON CHANGE OF CONTROL means the occurrence of any
                  of the following:

                           (a) The sale of all or substantially all of the stock, business, or assets of Communications;

                           (b) The Dobson Group ceases to be the exclusive beneficial owner of at least 35% of the outstanding capital stock of Communications on a fully diluted basis; or

                           (c) Everett R. Dobson and the Dobson Group cease to have, directly or indirectly, the exclusive Right to vote not less than 35% of the voting interests in Communications.

                           DOBSON GROUP means Dobson CC Limited Partnership,
                  RLD, Inc., The Everett R. Dobson Irrevocable Family Trust, The Stephen T. Dobson Irrevocable Family Trust, and The Robbin L. Dobson Irrevocable Family Trust.

                           DOLLARS and the symbol $ means lawful money of the
                  United States of America.

                           DOMESTIC SUBSIDIARY of any Person means a Subsidiary
                  of such Person that is organized or incorporated under the Laws of a jurisdiction of the United States, OTHER THAN a direct or indirect Subsidiary of a Foreign Subsidiary of such Person.

                           ELIGIBLE ASSIGNEE means (a) a Lender; (b) an
                  Affiliate of a Lender (SO LONG AS (i) such assignment is not made in conjunction with the sale of such Affiliate and (ii) such Affiliate remains an Affiliate of such Lender); (c) an Approved Fund of the assigning Lender; and (d) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and (UNLESS a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.13) Borrower (which approval will not be unreasonably withheld or delayed by Borrower and which approval will be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower); PROVIDED, HOWEVER, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.


         CREDIT AGREEMENT
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
                           ELIGIBLE SUCCESSOR MANAGER means any Person that (a)
                  currently manages and has managed for the most recent three years one or more contiguous Cellular Systems with not less than 5,000,000 Pops, (b) currently manages and has managed for the most recent three years Cellular Systems with not less than 400,000 subscribers being served by such Cellular Systems, (c) is not a competitor of any Company in any territory covered by any Company's Systems, and (d) is subject to a Management Agreement reasonably acceptable to Administrative Agent.

                           EMPLOYEE PLAN means an employee pension benefit plan
                  covered by TITLE IV of ERISA or subject to the minimum funding standards under SECTION 412 of the Code and established or maintained by any Company or ERISA Affiliate, but not including any Multiemployer Plan.

                           ENVIRONMENTAL LAW means any applicable Law that
                  relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Rivers and Harbors Act (33 U.S.C. Section 401 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f ET SEQ.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

                           ENVIRONMENTAL LIABILITY means any obligation,
                  liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, (b) from the presence, Release, or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

                           ENVIRONMENTAL PERMIT means any permit, license, or
                  other Authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

                           EQUITY ISSUANCE means the issuance on and after the
                  Closing Date by any Company of any shares of any class of stock, warrants, membership interests, or other equity interests, OTHER THAN (a) present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Companies under any Company's stock option plan or other benefit or compensation plans or arrangements,
                  (b) stock issued upon the exercise of any such options or warrants, and (c) any shares of any class of stock, warrants, or other equity interests issued from a Company solely to another Company, SO LONG AS, no Default or Potential Default exists or arises as a result thereof.

                           ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY
                  ACT OF 1974, as amended, and the regulations and rulings thereunder.

                           ERISA AFFILIATE means any company or trade or
                  business (whether or not incorporated) which, for purposes of TITLE IV of ERISA, is (or has been within the past six years) a member of any Company's controlled group or which is (or has been within the past six years) under common control with any Company within the meaning of SECTION 414(b), (c), (m), or (o) of the Code.

                           EURODOLLAR RATE means, for any Eurodollar Rate
                  Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                           EURODOLLAR RATE BORROWING means a Borrowing bearing
                  interest at the SUM of the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings.

                           EXCESS CASH FLOW means on any date of determination
                  with respect to the fiscal year then most recently ended, Operating Cash Flow of the Companies on a consolidated basis PLUS any net decrease in Working Capital of the Companies on a consolidated basis, LESS the SUM of, WITHOUT DUPLICATION,
                  (a) Capital Expenditures made by the Companies during such fiscal year which were permitted to be made under the terms of the Loan Documents, (b) required payments of principal on Permitted Debt made by the Companies during such fiscal year (OTHER THAN payments made pursuant to SECTION 3.3(b)), (c) the aggregate Taxes actually paid in cash by the Companies during such fiscal year, (d) Distributions made by the Companies during such fiscal year to the extent permitted by the Loan Documents (but expressly excluding the amount of any Distributions paid in accordance with SECTION 9.21(f); (e) Interest Expense paid by the Companies during such fiscal year or accrued during such fiscal year in compliance with the Loan Documents, SO LONG AS such accrued interest is actually paid by the Companies during such fiscal year or the first two calendar months of the following fiscal year in compliance with the Loan Documents; and (f) any net increase in Working Capital of the Companies.

                           EXHIBIT means an exhibit to this Agreement UNLESS
                  otherwise specified.

                           EXISTING DEBT is defined in SECTION 9.12(f).

                           EXISTING SENIOR NOTES means the 10 1/2% Senior Notes
                  due 2008 issued by American.

                           FACILITIES means, collectively, the Revolver Facility
                  and the Term Loan Facilities; FACILITY means, any of the Revolver Facility or any Term Loan Facility.

                           FCC means the Federal Communications Commission and
                  any successor regulatory body.

                           FEDERAL FUNDS RATE means, for any day, the rate per
                  annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

                           FINANCIAL HEDGE means a swap, collar, floor, cap, or
                  other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates and which complies with the applicable requirements of SECTION 9.27(c) and is otherwise in compliance with the requirements of the Loan Documents.

                           FINANCIAL STATEMENTS means balance sheets, statements
                  of operations, statements of shareholders' equity, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

                           FIXED CHARGE COVERAGE RATIO means, with respect to
                  the Companies, on any date of determination with respect to the most recently ended Rolling Period, the ratio of: (a) the Operating Cash Flow of the Companies MINUS the amount paid for Capital Expenditures by the Companies to (b) Fixed Charges.

                           FIXED CHARGES means, with respect to the Companies,
                  on any date of determination, the SUM of (i) all regularly-scheduled principal payments with respect to Debt required to be paid, (ii) cash Interest Expense, (iii) cash Taxes paid or payable by the Companies, and (iv) Distributions paid in cash by any Company to the "MEMBERS" or shareholders of Parent.

                           FOREIGN SUBSIDIARY of any Person means a Subsidiary
                  of such Person that is organized or incorporated under the Laws of a jurisdiction OTHER THAN a jurisdiction of the United States.

                           FRANCHISE INTEREST means a direct or indirect
                  ownership in any Person that is a Cellular Entity.

                           GAAP means generally accepted accounting principles
                  of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

                           GOVERNMENTAL AUTHORITY means any (a) local, state,
                  municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or
                  (c) central bank.

                           GUARANTOR means any Person, including, but not
                  limited to, each Company (OTHER THAN Borrower), which undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

                           GUARANTY means (a) a Guaranty in substantially the
                  form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

                           HAZARDOUS SUBSTANCE means (a) any substance that is
                  designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of SECTION 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

                           INTERCOMPANY ACQUISITION means (i) a merger,
                  consolidation, amalgamation, or combination by any Company with another Company permitted by SECTION 9.25, or (ii) sales, assignments, transfers, or dispositions of the capital stock (or other ownership interests) of a Company to the extent transferred by one Company to another Company as permitted under SECTION 9.25; and (iii) sales or dispositions of all or substantially all the assets of a Company to the extent transferred by one Company to another Company as permitted under SECTION 9.23(e).

                           INTEREST COVERAGE RATIO means, with respect to the
                  Companies on a consolidated basis, EITHER (a) at any date of determination on or prior to June 29, 2000, the ratio of (i) Annualized Operating Cash Flow to (ii) Annualized Interest Expense; (b) at any date of determination on and after June 30, 2000, but on or prior to March 30, 2001, the ratio of (i) Operating Cash Flow for the Rolling Period most recently ended to (ii) Annualized Interest Expense; or (c) at any date of determination occurring on and after March 31, 2001, the ratio of Operating Cash Flow to Interest Expense for the Rolling Period most recently ended.

                           INTEREST EXPENSE means, for any period of calculation
                  thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; net costs associated with Financial Hedges; the interest component of any Debt that is guaranteed or secured by such Person), and all cash premiums or penalties for the repayment, redemption, or repurchase of Debt (OTHER THAN such premiums or penalties for the redemption or tender for the Debt under the Existing Senior Notes paid on the Closing Date).

                           INTEREST PERIOD is determined in accordance with
                  SECTION 3.10.

                           LAREDO JOINT VENTURE means the Texas/Illinois
                  Cellular Limited Partnership, a Delaware limited partnership.

                           LAREDO JOINT VENTURE SALE means the sale of all of
                  the Companies' Rights, titles, and interests in the Laredo Joint Venture pursuant to and in accordance with the "PUT" provisions in the Amended and Restated Agreement of Limited Partnership of the Laredo Joint Venture, dated as of December 1, 1995, among Southwestern Bell Mobile Systems, Inc., Cellular Information Systems of Laredo, Inc., and Pricellular Corporation.

                           LAWS means all applicable statutes, laws, treaties,
                  ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

                           LC means the standby letter(s) of credit issued
                  hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 2.5.

                           LC AGREEMENT means a letter of credit application and
                  agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any other Company), PROVIDED THAT this Agreement shall control any conflict between this Agreement and any such LC Agreement.

                           LC EXPOSURE means, at any time and WITHOUT
                  DUPLICATION, the SUM of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs PLUS (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

                           LC REQUEST means a request pursuant to SECTION
                  2.5(a), substantially in the form of EXHIBIT B-3.

                           LC SUBFACILITY means a subfacility of the Revolver
                  Facility for the issuance of LCs as described in and subject to the limitations of SECTION 2.5, under which the LC Exposure
                  (a) may never collectively exceed $50,000,000 and (b) TOGETHER WITH the Revolver Principal Debt may never exceed the Revolver Commitment.

                           LENDERS means, on any date of determination, the
                  financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with SECTION 13.13(b)), and, subject to the terms and conditions of this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement); PROVIDED THAT, solely for purposes of any Collateral Document and SECTIONS 12, 3.13, and 3.14, "LENDERS" shall also include any Lender or Affiliate of a Lender who is party to a Financial Hedge with any Company, and their respective successors and assigns (for purposes hereof, each Lender shall be deemed to have entered into this Agreement for and on behalf of any Affiliate now or hereafter party to a Financial Hedge with any Company).

                           LEVERAGE RATIO means, with respect to the Companies
                  on a consolidated basis, EITHER (a) on any date of determination on or prior to June 30, 2000, the ratio of (i) the aggregate principal amount of all Debt outstanding to (ii) Annualized Operating Cash Flow, or (b) on any date of determination occurring after June 30, 2000, the ratio of (i) the aggregate principal amount of all Debt outstanding to (ii) Operating Cash Flow.

                           LIEN means any lien, mortgage, security interest,
                  pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (OTHER THAN under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

                           LITIGATION means any action by or before any
                  Governmental Authority.

                           LLC AGREEMENT means that certain Second Amended and
                  Restated Limited Liability Company Agreement of Parent between AT&T Wireless Services JV Co. and Dobson JV Company, dated as of February 25, 2000, TOGETHER WITH all amendments, modifications, or supplements thereto (including, but not limited to the Amended and

                  Restated Supplemental Agreement among AWS, Communications, Dobson CC Limited Partnership, and other parties which are signatories thereto, dated as of February 25, 2000) effected in accordance with SECTION 9.29.

                           LOAN ACCOUNT means any record (including, without
                  limitation, the Register) maintained by any Lender in the ordinary course of business or by Administrative Agent evidencing the Principal Debt owed to each Lender.

                           LOAN DOCUMENTS means (a) this Agreement, the Notes,
                  the Collateral Documents, LCs, and LC Agreements, (b) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

                           MANAGEMENT AGREEMENT means the Amended and Restated
                  Management Agreement between DCS and Parent, dated as of February 25, 2000, TOGETHER WITH all amendments, modifications, or replacements thereto, effected in accordance with SECTION 9.29.

                           MANAGEMENT COMMITTEE means the Management Committee
                  of Parent as defined in and created in accordance with the LLC Agreement.

                           MANAGEMENT COMMITTEE REPRESENTATIVE means any
                  individual serving as a "REPRESENTATIVE" (as defined in the LLC Agreement) on the Management Committee in accordance with the LLC Agreement.

                           MANAGEMENT EXPENSES means, on any date of
                  determination, the amount of all unpaid reimbursements for out-of-pocket expenses incurred and related Cost Allocations reasonably allocated by Manager in the performance of its duties under the Management Agreement.

                           MANAGER means DCS or any successor thereto which has
                  satisfied the criteria of an Eligible Successor Manager.

                           MANAGING AGENTS means, collectively, ABN AMRO Bank
                  N.V., The Bank of New York, The Bank of Nova Scotia, Bankers Trust Company, CoBank, ACB, PNC Bank, National Association, Union Bank of California, N.A., and Westdeutsche Landesbank Girozentrale, New York Branch.

                           MATERIAL ADVERSE EVENT means any set of one or more
                  circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of the Companies to perform any of their payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of the Companies, taken as a whole, or (c) Default or Potential Default.

                           MATERIAL AGREEMENT means (a) the LLC Agreement, (b)
                  the Management Agreement, (c) the Roaming Agreements, and (iv) any other contract material to the respective business of any Company (including with respect to the Systems) including any roaming agreement, vendor financing agreement, purchase agreement for telecommunications assets, interconnection agreement, long distance agreement, or any other written or oral agreement, contract, commitment, or understanding to which any Company is a party, by which such Company is directly or indirectly bound, or to which any assets of such Company may be subject (excluding purchase orders for material and inventory in the ordinary course of business) and which involves revenue payable to any Company in excess of $20,000,000 in the aggregate during any 12-month period, or financial obligations of any Company in excess of $10,000,000 in the aggregate during any 12-month period.

                           MAXIMUM AMOUNT and MAXIMUM RATE respectively mean,
                  for each Lender, the maximum non- usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

                           MEMBER shall have the meaning given such term in the
                  LLC Agreement.

                           MINORITY INTEREST means, on any date of
                  determination, that portion of the total ownership of any Company that is not owned by another Company.

                           MULTIEMPLOYER PLAN means a multiemployer plan as
                  defined in SECTIONS 3(37) or 4001(a)(3) of ERISA or SECTION 414(f) of the Code to which any Company or ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

                           NET CASH PROCEEDS means (a) with respect to any
                  Significant Sale, any Permitted Asset Swap, the Tower Sale-Leaseback, or the Laredo Joint Venture Sale, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, but only as and when received) received by any Company in connection with and as consideration therefor, on or after the date of consummation of such transaction, AFTER
                  (i) deduction of Taxes payable in connection with or as a result of such transaction, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction), (iii) deduction of appropriate amounts required to be reserved (in accordance with GAAP) for post-closing adjustments by any Company in connection with such transaction, against any liabilities retained by any Company after such transaction, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (iv) deduction for the amount of any Debt (OTHER THAN the Obligation or Debt owed to other Companies) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such transaction; (b) with respect to any Debt Issuance, cash (freely convertible into Dollars) received, on or after the date of incurrence of such Debt, by any Company from the incurrence of such Debt AFTER (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such Debt Issuance, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and
                  (iii)
                  deductions for the amount of any other Debt (OTHER THAN the Obligation or Debt owed to other Companies) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by any Company from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes; PROVIDED, HOWEVER, in the case of Taxes that are deductible under CLAUSE (a)(i) preceding or post-closing adjustments under CLAUSE (a)(iii) preceding, but which Taxes or post-closing adjustments have not actually been paid or are not yet payable, the Company selling such assets may deduct from the cash proceeds an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such Taxes or post-closing adjustments, SO LONG AS, at the time such Taxes or post-closing adjustments are actually paid, the amount, if any, by which the Reserved Amount exceeds the Taxes or post-closing adjustments actually paid shall constitute additional "NET CASH PROCEEDS" of such Significant Sale, Permitted Asset Swap, Tower Sale- Leaseback, or Laredo Joint Venture Sale.

                           NET INCOME means, for the Companies, as calculated at
                  any date of determination, with respect to the most recently ended Rolling Period (UNLESS otherwise indicated), the net income (or loss) of the Companies from operations for such period (excluding income from interest, dividends, and distributions, and non-cash components of income), after deduction of all expenses, Taxes, and other proper charges for such period, determined on a consolidated basis in accordance with GAAP, after eliminating therefrom all extraordinary gains or losses and all other nonrecurring gains or losses from any disposition of any System or other assets.

                           NOTES means, at the time of any determination
                  thereof, all outstanding and unpaid Revolver Notes, the Term Notes, and the Swing Line Note.

                           OBLIGATION means all present and future indebtedness,
                  liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Document, TOGETHER WITH all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents; PROVIDED THAT, all references to the "OBLIGATION" in the Collateral Documents and in SECTIONS 3.12, 3.13, and 3.14, shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Financial Hedge entered into by any Company.

                           OPERATING CASH FLOW means, for any Person, as
                  calculated at any date of determination with respect to the most recently ended Rolling Period (UNLESS otherwise indicated), the SUM (WITHOUT DUPLICATION and without giving effect to any extraordinary losses or gains during such period) of (a) Net Income during such period, PLUS (b) to the extent already deducted in computing such Net Income, (i) income Tax expense (including income Taxes and other Taxes based upon or measured by income), (ii) Interest Expense during such period, and (iii) depreciation, amortization, and other non-cash expense items during such period, in each case adjusted as required to take into account any Minority Interests; PROVIDED THAT in determining Operating Cash Flow of the Companies (and any reference to "OPERATING CASH FLOW OF THE COMPANIES" in the Loan Documents shall expressly include or exclude the following adjustments, as appropriate, and shall be calculated WITHOUT DUPLICATION):

                  (A) SO LONG AS the Minority Interest in any Company does not increase on or after the Closing Date from the amounts reflected on
         SCHEDULE 8.3, no adjustments for such Minority Interest will be required; PROVIDED THAT, if the Minority Interest of any Company increases on and after the Closing Date from the amount shown on
         SCHEDULE 8.3, then on and after the date of such increase, adjustments for all Minority Interests in such Company shall be made in calculating "OPERATING CASH FLOW;"

                  (B) In determining Operating Cash Flow for the Companies, such amount shall be calculated after giving effect to Permitted Acquisitions and divestitures of the Companies (to the extent permitted by the Loan Documents) during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative; and

                  (C) Adjustments to Operating Cash Flow to reflect Permitted Asset Swaps (i) shall be calculated, for any period of determination, after giving effect to any Permitted Asset Swap consummated during such period, as if any such Permitted Asset Swap had occurred on the first day of such period (regardless of whether the effect is positive or negative), (ii) shall include the Operating Cash Flow of the company, business, or assets acquired (the "TARGET") by any Company in the acquisition stage of any Permitted Asset Swap, and (iii) shall exclude the Operating Cash Flow of any assets of the Companies sold, transferred, or exchanged or to be sold, transferred, or exchanged in the disposition stage of such Permitted Asset Swap.

                           (1) A Permitted Asset Swap shall be deemed to have
                  been "CONSUMMATED" during a fiscal period if EITHER:

                                                     (a) The acquisition and
                           disposition stages of the Permitted Asset Swap occur during the same fiscal quarter, or

                                                     (b) The acquisition and
                           disposition stages of the Permitted Asset Swap occur in two consecutive fiscal quarters, and a Company either acquires the Target or has Rights pursuant to a management agreement or other contract (the "PAYMENT AGREEMENT") to receive all or a portion of the Operating Cash Flow of the Target during such fiscal periods; PROVIDED THAT, with respect to transactions contemplated in this CLAUSE (b):

                                                              (i) If the
                                    Companies are not entitled to receive all of the Operating Cash Flow of the Target as a result of the Payment Agreement or a subsequent assignment by any Company, then appropriate adjustments shall be made to exclude from the Operating Cash Flow attributable to the Target any interests therein retained or acquired by other Persons;

                                                              (ii) If both the
                                    acquisition and disposition stages of the Permitted Asset Swap are not completed, as originally contemplated, by the end of two consecutive fiscal quarters, then (commencing with the calculations for the second fiscal quarter), the Operating Cash Flow of the Companies during the applicable Rolling Period may only include payments received by the Companies pursuant to any Payment Agreement with respect to the Target, and any other adjustments to Operating Cash Flow to reflect the Permitted Asset Swap shall be made in accordance with CLAUSE (2) below; and

                                                              (iii) If the
                                    Payment Agreement is terminated (for any reason, OTHER THAN as a result of completion of the acquisition stage of the Permitted Asset Swap), then any payments ever received under the Payment Agreement shall be excluded from calculations of Operating Cash Flow.

                           (2) If a Permitted Asset Swap is not consummated
                  within the same fiscal quarter or two consecutive fiscal quarters as contemplated in CLAUSE (1) preceding, then each stage of the Permitted Asset Swap must be considered separately as an acquisition and as a disposition in accordance with CLAUSE (B) preceding; PROVIDED THAT, if the acquisition stage is consummated prior to the disposition stage, the Operating Cash Flow of the Target may be included in Operating Cash Flow, but the Operating Cash Flow attributable to the assets to be transferred, sold, or exchanged in the disposition stage of the Permitted Asset Swap must be excluded from any such calculations of Operating Cash Flow.

                           OSHA means the OCCUPATIONAL SAFETY AND HEALTH ACT OF
                  1970, 29 U.S.C. Section 671 ET SEQ.

                           PARENT means ACC Acquisition LLC, a Delaware limited
                  liability company (and, to the extent permitted pursuant to the requirements of SECTION 9.25, any corporation into which it is converted under Delaware Law).

                           PARTICIPANT is defined in SECTION 13.13(e).

                           PBGC means the Pension Benefit Guaranty Corporation,
                  or any successor thereof, established pursuant to ERISA.

                           PCS BUSINESS means the business of owning or
                  operating one or more PCS Systems and other business directly related thereto.

                           PCS CAPITAL EXPENDITURES means Capital Expenditures
                  by any Company expended in connection with the construction or build-out of a PCS System of such Company.

                           PCS SYSTEMS means the wireless cellular communication
                  systems offering "PERSONAL COMMUNICATION SERVICES" authorized under PART 24 of the FCC Rules (47 C.F.R. Section 24.1 ET
                  SEQ).

                           PERMITTED ACQUISITION means, individually and
                  collectively, (a) the American Merger, (b) Permitted Cellular System Acquisitions, (c) Permitted Asset Swaps, (d) Permitted PCS License Acquisitions, and/or (e) any other Acquisition for which the prior written consent of Required Lenders has been obtained (each of ITEMS (a) through (d) being referred to herein as a "SUBJECT TRANSACTION"), SO LONG AS the following requirements have been satisfied for each Permitted Acquisition (PROVIDED THAT, with respect to the American Merger, satisfaction of the requirements under CLAUSES (ii) and

                  (iii) shall be satisfied by compliance with the conditions precedent for closing set forth in SECTION 7.1):

                  (i) Immediately prior to each Subject Transaction and after giving effect thereto and all Borrowings under the Revolver Facility to be made in connection therewith, there is at least $25,000,000 of availability under the Revolver Commitment;

                  (ii) As of the closing thereof, each Subject Transaction has been approved and recommended by the board of directors (or equivalent body) of the Person to be acquired or from which such business or license is to be acquired;

                  (iii) Not less than 14 days prior to the closing of any Subject Transaction, Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate, demonstrating PRO FORMA compliance with the terms and conditions of the Loan Documents, after giving effect thereto, including (A) PRO FORMA income statement and balance sheet for the Companies (after giving effect to the Subject Transaction), and (B) cash flow projections therefor for the period from the date thereof through the last-to-occur of the then-effective Termination Dates, demonstrating compliance with the applicable financial covenants and debt amortization schedules; PROVIDED THAT, for any Permitted Asset Swap in which the disposition and the acquisition of the Cellular Assets do not occur during the same fiscal quarter, Borrower shall deliver (not less than 14 days prior to each of the closings for the acquisition and disposition stages of the Permitted Asset Swap) Permitted Acquisition Compliance Certificates (TOGETHER WITH supporting PRO FORMA income statements, balance sheets, and cash flow projections) separately demonstrating compliance for both the acquisition and disposition stages of the Permitted Asset Swap.

                  (iv) Not less than 30 days prior to the closing thereof, Borrower shall have delivered to Administrative Agent a copy of the purchase agreement or asset exchange agreement (including all schedules and exhibits thereto) relating to the Subject Transaction;

                  (v) Prior to consummation thereof, Borrower shall have satisfied the conditions precedent set forth in SECTION 7.2;

                  (vi) Each Authorization issued by the FCC or any PUC to be acquired by any Company in or by virtue of any Subject Transaction shall be valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and shall not be subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof UNLESS such Company has entered into an agreement with the seller of such Authorization protecting such Company from such adverse limitations, proceedings, or claims, which agreement shall be on terms and conditions satisfactory to Administrative Agent;

                  (vii) As of the closing of any Subject Transaction, after giving effect thereto, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                  (viii) As of the closing of any Subject Transaction (determined, in the case of Permitted Asset Swaps, at the time of the closing of each of the acquisition and disposition components thereof), no Default or Potential Default (including, but not limited to, a Default pursuant to SECTION 10.8) shall exist or occur as a result thereof, and after giving effect thereto;

                  (ix) No Subject Transaction results in the formation or Acquisition of a Foreign Subsidiary of any Company; and

                  (ix) No Subject Transaction results in the acquisition of stock or assets by Parent.

                           PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a
                  certificate signed by a Responsible Officer of Borrower and a Responsible Officer of Parent, substantially in the form of EXHIBIT E-2.

                           PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE means
                  a certificate signed by a Responsible Officer of Borrower and a Responsible Officer of Parent, substantially in the form of EXHIBIT E-3.

                           PERMITTED ASSET SWAP means an exchange (for
                  reasonably equivalent value, a portion of which may include cash) of Cellular Assets owned by a non-affiliated Person for Cellular Assets owned by any Company, with respect to which each of the following requirements shall have been satisfied:

                  (a) The Purchase Price for such Permitted Asset Swap (i) must be less than or equal to $150,000,000, and (ii), when aggregated with the Purchase Prices of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated on and after the Closing Date, must not exceed $450,000,000 in the aggregate;

                  (b) The fair market value of the Cellular Assets conveyed by any Company in any asset swap, when aggregated with the fair market value of all other Cellular Assets conveyed by the Companies in all Permitted Asset Swaps consummated on and after the Closing Date does not exceed $700,000,000 in the aggregate;

                  (c) As of the date any Cellular Assets of a Company are conveyed pursuant to an asset swap, the SUM of (i) the Asset Operating Cash Flow of the Cellular Assets being conveyed by such Company PLUS
         (ii) the aggregate Asset Operating Cash Flow attributable to all other Permitted Assets Swaps consummated on and after the Closing Date does not exceed 35% of the Operating Cash Flow of the Companies as reflected on the most-recently delivered Compliance Certificate.

                  (d) At the time of any Permitted Asset Swap, such Company has entered into one or more binding agreement or agreements with non-affiliated Persons to acquire Cellular Assets having an aggregate fair market value reasonably equivalent to the Cellular Assets to be exchanged by such Company;

                  (e) Within six months of the execution of the binding agreements referred to in CLAUSE (d), Borrower has delivered a certificate to Administrative Agent stating that the Permitted Asset Swap has been consummated;

                  (f) The Cellular Assets acquired pursuant to any such Permitted Asset Swap EITHER (i) are located (A) within 200 miles of a Cellular System owned by Borrower or any of its Subsidiaries or (B) SO LONG AS DCS is the Manager, within 200 miles of a Cellular System owned by Communications or its Subsidiaries or (ii) include at least 1,000,000 Pops capable of being served in contiguous Cellular Systems; and

                  (g) The acquisition of Cellular Assets pursuant to any Permitted Asset Swap satisfies all requirements for a Permitted Acquisition.

                           PERMITTED CELLULAR SYSTEM ACQUISITION means any
                  Acquisition by any Company of businesses which are engaged in the domestic cellular industry, with respect to which each of the following requirements have been satisfied:

                  (a) The Purchase Price for such Acquisition (i) must be less than or equal to $150,000,000 and (ii) when aggregated with the Purchase Price of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated on and after the Closing Date to any date of determination, does not exceed $450,000,000 in the aggregate;

                  (b) As of the closing of any such Acquisition, (i) if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then a domestic company that is or becomes a Subsidiary of Borrower) must be the surviving entity after giving effect to such merger; and (ii) if such Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than an 85% interest in the entity being acquired and such acquired entity will be a domestic company that is or becomes a direct or indirect Subsidiary of Borrower and a Guarantor hereunder; and

                  (c) Such Acquisition satisfies all requirements for a Permitted Acquisition.

                           PERMITTED DEBT means Debt permitted under SECTION
                  9.12 as described in such Section.

                           PERMITTED LIENS means Liens permitted under SECTION
                  9.13 as described in such Section.

                           PERMITTED PCS LICENSE ACQUISITION means any
                  acquisition by any Company of an Authorization to build and operate a PCS System (including, but not limited to, any acquisition through donation, capital contribution, or gift from AWS, any Affiliates thereof, or any other Person), with respect to which each of the following requirements have been satisfied:

                  (a) The Purchase Price for such acquisition (i) does not exceed $25,000,000, and (ii) when aggregated with the Purchase Price of all other Permitted PCS License Acquisitions consummated on and after the Closing Date to any date of determination, does not exceed $50,000,000 in the aggregate;

                  (b) The projected Capital Expenditures detailed on the Supplemental Capital Expenditure Budget with respect to such acquisition (as required pursuant to SECTION 7.2 and to the extent approved by Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents), when aggregated with the Supplemental Capital Expenditures of all other Permitted PCS License Acquisitions consummated on and after the Closing Date, does not exceed $100,000,000 in the aggregate;

                  (c) Before giving effect to such acquisition, the Leverage Ratio for the Companies is less than 7.00 to 1.00;

                  (d) After giving effect to such acquisition, the voting and economic interests in Parent held by AWS and its Affiliates and Communications and its Affiliates shall be equal to their respective interests immediately prior to the consummation of such acquisition; and

                  (e) Such acquisition satisfies all requirements for a Permitted Acquisition.

                           PERSON means any individual, entity, or Governmental
                  Authority.

                           POPS means, with respect to any licensed area, the
                  residents of such area based on the most recent publication by Equifax Marketing Decisions Systems, Inc. or any other publication acceptable to Administrative Agent.

                           POTENTIAL DEFAULT means the occurrence of any event
                  or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

                           PRIME RATE means the per annum rate of interest
                  established from time to time by Bank of America, N.A., as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers.

                           PRINCIPAL DEBT means, at the time of any
                  determination thereof, the SUM of the Revolver Principal Debt and all Term Loan Principal Debt.

                           PRO RATA or PRO RATA PART, for each Lender, means on
                  any date of determination (a) for purposes of sharing any amount or fee payable to any Lender in respect of a Facility or Subfacility, the proportion which the portion of the Principal Debt for the applicable Facility or Subfacility owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility or Swing Line Subfacility and determined after giving effect thereto) bears to the Principal Debt under the applicable Facility or Subfacility owed to all Lenders at the time in question, and
                  (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums then in effect under the Facilities bears to the Total Commitment then in effect.

                           PUC means any state or local regulatory agency or
                  governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

                           PURCHASE PRICE means, with respect to any Permitted
                  Acquisition, all direct, indirect, and deferred cash and non-cash payments made to or for the benefit of the Person being acquired (or whose assets are being acquired), its shareholders, officers, directors, employees, or Affiliates in connection with such Permitted Acquisition, including, without limitation, the amount of any Debt being assumed in connection with such Permitted Acquisition (and subject to the limitations on Permitted Debt hereunder), seller financing, payments under non-competition or consulting agreements entered into in connection with such Permitted Acquisition and similar agreements, all non-cash consideration and the value of any stock, options, or warrants or other Rights to acquire stock issued as part of the consideration in such transaction; PROVIDED THAT, for the purposes hereof, (a) non-competition agreements and consulting agreements shall be valued at their present value discounted over the term of such agreement at the Base Rate in effect at the time of the Permitted Acquisition, and (b) solely with respect to any Permitted Asset Swap, the fair market value of the assets of the Companies exchanged in connection with such Permitted Asset Swap shall be excluded from the Purchase Price and, for purposes of this calculation, the Purchase Price shall never be less than $0.

                           REGISTER is defined in SECTION 13.13(c).

                           REGULATION D means Regulation D of the Board of
                  Governors of the Federal Reserve System, as amended.

                           REGULATION U means Regulation U of the Board of
                  Governors of the Federal Reserve System, as amended.

                           RELEASE means any spilling, leaking, pumping,
                  pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil in violation of any Environmental Law.

                           REPORTING ENTITIES is defined in SECTION 8.6.

                           REPRESENTATIVES means representatives, officers,
                  directors, employees, attorneys, and agents.

                           REQUIRED LENDERS means (a) on any date of
                  determination on and after the Closing Date and prior to the date of the initial Borrowing, those Lenders holding 50.1% or more of the Total Commitment, (b) on any date of determination on and after the date of the initial Borrowing and prior to the Termination Date for the Revolver Facility, those Lenders holding 50.1% or more of the SUM of (i) the Revolver Commitment PLUS (ii) the Term Loan Principal Debt; and (c) on any date of determination on or after the Termination Date for the Revolver Facility, those Lenders holding 50.1% or more of the SUM of the Principal Debt plus (WITHOUT DUPLICATION) the LC Exposure.

                           RESERVE REQUIREMENT means, at any time, the maximum
                  rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "EUROCURRENCY LIABILITIES" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required by Law to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                           RESPONSIBLE OFFICER means (a) with respect to
                  Borrower, its chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Borrower, and (b) with respect to Parent, (i) if it is a limited liability company, any Management Committee Representative or, for all purposes under the Loan Documents, any other officer designated from time to time by the Management Committee, which designated officer is acceptable to Administrative Agent, or (ii) if it is a corporation, its chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Parent, which designated officer is acceptable to Administrative Agent.

                           RESTRICTED PAYMENTS means (a) redemptions,
                  repurchases, dividends, and Distributions of any kind in respect of the capital stock (including, without limitation, any class of common or preferred shares), membership interests, or other equity interests issued by any Company;
                  (b) partnership Distributions of any kind in respect of partnership interests of any Company that is a partnership; and (c) payments of principal and interest on, and any redemptions or repurchases of, Subordinated Debt.

                           REVOLVER COMMITMENT means an amount (subject to
                  reduction or cancellation as herein provided) equal to $300,000,000.

                           REVOLVER COMMITMENT USAGE means, at the time of any
                  determination thereof, the SUM of (a) the aggregate Revolver Principal Debt (including the Swing Line Principal Debt), PLUS, WITHOUT DUPLICATION, (b) the LC Exposure.

                           REVOLVER FACILITY means the credit facility as
                  described in and subject to the limitations set forth in
                  SECTION 2.1 (including the LC Subfacility and the Swing Line Subfacility).

                           REVOLVER LENDER means, on any date of determination,
                  any Lender that has a Committed Sum under the Revolver Facility or that is owed any Revolver Principal Debt.

                           REVOLVER NOTE means a promissory note in
                  substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

                           REVOLVER PRINCIPAL DEBT means, on any date of
                  determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility (including, without limitation, the Swing Line Principal Debt), TOGETHER WITH the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

                           RIGHTS means rights, remedies, powers, privileges,
                  and benefits.

                           ROAMING AGREEMENTS means (a) that certain Amended and
                  Restated Operating Agreement dated as of February 25, 2000, between AWS and Parent (as the same may be amended, modified, supplemented, or restated in compliance with SECTION 9.29) and
                  (b) that certain Amended and Restated Operating Agreement dated as of February 25, 2000, between DCS and Parent (as the same may be amended, modified, supplemented, or restated in compliance with SECTION 9.29).

                           ROLLING PERIOD means, on any date of determination,
                  the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

                           SCHEDULE means, UNLESS specified otherwise, a
                  schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

                           SECURITY AGREEMENT means (a) a Pledge, Assignment,
                  and Security Agreement in substantially the form and upon the terms of EXHIBIT D, executed by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Security Agreement made in accordance with the Loan Documents.

                           SIGNIFICANT SALE means any sale, lease (as lessor),
                  transfer, or other disposition of any property or assets (tangible or intangible, including, without limitation, stock or equity interests in Subsidiaries) by any Company to any other Person (OTHER THAN the Tower Sale-Leaseback, the Laredo Joint Venture Sale, any Intercompany Acquisition, and any sale, lease, transfer, or other disposition contemplated by SECTIONS 9.23(a) through (e) or contemplated by SECTION 9.24) with respect to which the Net Cash Proceeds realized by any Company for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $10,000,000.

                           SOLVENT means, as to a Person, that (a) the aggregate
                  fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and
                  (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

                           SUBFACILITIES means, collectively, the LC Subfacility
                  and the Swing Line Subfacility; SUBFACILITY means, any of the LC Subfacility or the Swing Line Subfacility.

                           SUBORDINATED DEBT means any Debt of any Company
                  subordinated to the Obligation on terms (including, without limitation, subordination terms) reasonably acceptable to Administrative Agent and its counsel.

                           SUBSIDIARY of any Person means (a) any entity of
                  which an aggregate of more than 50% (in number of votes) of the stock, membership interests, or other equity interests (OTHER THAN partnership interests) is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the controlling general partner determined in accordance with GAAP or own more than 50% of the issued and outstanding partnership interests.

                           SUPPLEMENTAL CAPITAL EXPENDITURES means, with respect
                  to Permitted Acquisitions, for any period of determination, the aggregate projected Capital Expenditures reflected on the Supplemental Capital Expenditure Budgets delivered in connection with such Permitted Acquisitions, SO LONG AS each such Supplemental Capital Expenditure Budget has been approved by Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents, and the related Permitted Acquisition has been consummated.

                           SUPPLEMENTAL CAPITAL EXPENDITURES BUDGET means, with
                  respect to any Permitted Acquisition, the budget detailing projected Capital Expenditures to the latest Termination Date and delivered in connection with such Permitted Acquisition pursuant to SECTION 7.2.

                           SWING LINE BORROWING means any Borrowing under the
                  Swing Line Subfacility.

                           SWING LINE COMMITMENT means an amount (subject to
                  availability, reduction, or cancellation as herein provided) equal to $15,000,000.

                           SWING LINE LENDER means Bank of America, N.A., and
                  its successors and assigns.

                           SWING LINE MATURITY DATE for any Swing Line Borrowing
                  means the earlier of (a) the last Business Day of the month in which any Swing Line Borrowing is made and (b) the Termination Date for the Revolver Facility.

                           SWING LINE NOTE means a promissory note in
                  substantially the form of EXHIBIT A-5, and all renewals and extensions of all or any part thereof.

                           SWING LINE PRINCIPAL DEBT means, on any date of
                  determination, that portion of the Revolver Principal Debt outstanding under the Swing Line Subfacility.

                           SWING LINE SUBFACILITY means the subfacility under
                  the Revolver Facility described in, and subject to the limitations of, SECTION 2.6.

                           SYSTEM means individually, and SYSTEMS means
                  collectively, the Cellular Systems and PCS Systems, now or hereafter owned, operated, or managed by the Companies.

                           TAXES means, for any Person, taxes, assessments, or
                  other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

                           TERM LOAN A COMMITMENT means an amount (subject to
                  reduction or cancellation as herein provided) equal to $700,000,000.

                           TERM LOAN A FACILITY means the credit facility as
                  described in and subject to the limitations set forth in
                  SECTION 2.2.

                           TERM LOAN A LENDER means, on any date of
                  determination, any Lender that has a Committed Sum under the Term Loan A Facility or that is owed any Term Loan A Principal Debt.

                           TERM LOAN A NOTE means a promissory note
                  substantially in the form of EXHIBIT A-2, and all renewals and extensions of all or any part thereof.

                           TERM LOAN A PRINCIPAL DEBT means, on any date of
                  determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan A Facility.

                           TERM LOAN B COMMITMENT means an amount (subject to
                  reduction or cancellation as herein provided) equal to $350,000,000.

                           TERM LOAN B FACILITY means the credit facility as
                  described in and subject to the limitations set forth in
                  SECTION 2.3.

                           TERM LOAN B LENDER means, on any date of
                  determination, any Lender that has a Committed Sum under the Term Loan B Facility or that is owed any Term Loan B Principal Debt.

                           TERM LOAN B NOTE means a promissory note
                  substantially in the form of EXHIBIT A-3, and all renewals and extensions of all or any part thereof.

                           TERM LOAN B PRINCIPAL DEBT means, on any date of
                  determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan B Facility.

                           TERM LOAN C COMMITMENT means an amount (subject to
                  reduction or cancellation as herein provided) equal to $400,000,000.

                           TERM LOAN C FACILITY means the credit facility as
                  described in and subject to the limitations set forth in
                  SECTION 2.4.

                           TERM LOAN C LENDER means, on any date of
                  determination, any Lender that has a Committed Sum under the Term Loan C Facility or that is owed any Term Loan C Principal Debt.

                           TERM LOAN C NOTE means a promissory note
                  substantially in the form of EXHIBIT A-4, and all renewals and extensions of all or any part thereof.

                           TERM LOAN C PRINCIPAL DEBT means, on any date of
                  determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan C Facility.

                           TERM LOAN FACILITIES means, collectively, the Term
                  Loan A Facility, the Term Loan B Facility, and the Term Loan C Facility, and TERM LOAN FACILITY means, any of the Term Loan A Facilities, the Term Loan B Facilities, or the Term Loan C Facilities.

                           TERM LOAN PRINCIPAL DEBT means, on any date of
                  determination, the SUM of the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt.

                           TERM NOTES means collectively, the Term Loan A Notes,
                  the Term Loan B Notes, and the Term Loan C Notes.

                           TERMINATION DATE means (a) for purposes of the
                  Revolver Facility, the EARLIER of (i) March 31, 2007, and (ii) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility; (b) for purposes of the Term Loan A Facility, the EARLIER of (i) March 31, 2007, and (ii) the effective date of any other termination, cancellation, or acceleration of the Term Loan A Facility; (c) for purposes of the Term Loan B, the EARLIER of (i) March 31, 2008, and (ii) the effective date of any other termination, cancellation, or acceleration of the Term Loan B Facility; and (d) for purposes of the Term Loan C Facility, the EARLIER of (i) March 31, 2009, and (ii) the effective date of any other termination, cancellation, or acceleration of the Term Loan C Facility.

                           TOTAL COMMITMENT means, on any date of determination,
                  the SUM of all Committed Sums then in effect for all Lenders in respect of the Revolver Facility and the Term Loan Facilities (as the same may have been reduced or canceled as provided in the Loan Documents).

                           TOWERS means, on any date of determination, all or
                  substantially all of the cellular transmission towers owned by the Companies.

                           TOWER SALE-LEASEBACK means the concurrent (a) sale of
                  the Towers to an unaffiliated Person and (ii) the lease of the Towers from the purchaser thereof, which sale-leaseback arrangements must be in form and upon terms reasonably acceptable to Administrative Agent.

                           TYPE means any type of Borrowing determined with
                  respect to the interest option applicable thereto.

                           VOTING STOCK means the capital stock (or equivalent
                  thereof) of any class or kind, issued by Parent, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of Parent.

                           WHOLLY-OWNED when used in connection with any
                  Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (EXCEPT shares required as directors' qualifying shares) shall be owned by Parent or one or more of its Wholly-owned Subsidiaries.

                           WORKING CAPITAL means the SUM of all current assets
                  OTHER THAN cash, LESS the SUM of all current liabilities OTHER THAN the current portion of long term Debt, all as determined in accordance with GAAP.

                                            NUMBER AND GENDER OF WORDS; OTHER
                  REFERENCES. UNLESS otherwise specified in the Loan Documents,
                  (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender,
                  (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used,
                  (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions, (f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

                                            ACCOUNTING PRINCIPLES. All
                  accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Lenders have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION                         BORROWING PROVISIONS.

                                            REVOLVER FACILITY. Each Revolver
                  Lender severally, but not jointly, agrees to lend to Borrower such Revolver Lender's Commitment Percentage of one or more Borrowings under the Revolver Facility not to exceed such Revolver Lender's Committed Sum under the Revolver Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; PROVIDED THAT, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (b) each such Borrowing shall be in an amount not less than (i) $7,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar Rate Borrowing, (ii) $3,000,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing, or (iii) $1,000,000 or a greater integral multiple of $100,000 if a Swing Line Borrowing; (c) on any date of determination, after giving effect to the requested Borrowing, the Revolver Commitment Usage shall never exceed the Revolver Commitment; and (d) on any date of determination, after giving effect to the requested Borrowing, each Lender's Commitment Percentage (under the Revolver Facility) of the Revolver Commitment Usage shall not exceed such Lender's Committed Sum.

                                            TERM LOAN A FACILITY. Subject to and
                  in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Loan A Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date such Lender's Commitment Percentage of the Term Loan A Commitment. If all or a portion of the Term Loan A Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

                                            TERM LOAN B FACILITY. Subject to and
                  in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Loan B Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date an amount up to such Lender's Commitment Percentage of the Term Loan B Commitment. If all or a portion of the Term Loan B Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

                                            TERM LOAN C FACILITY. Subject to and
                  in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Loan C Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date such Lender's Commitment Percentage of the Term Loan C Commitment. If all or a portion of the Term Loan C Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

                                            LC SUBFACILITY.

                  CONDITIONS. Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent a properly completed LC Request and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued; PROVIDED THAT, (i) on any date of determination and after giving effect to any LC to be issued on such date, the Revolver Commitment Usage shall never exceed the Revolver Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $50,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing, and (iv) each LC must expire no later than the EARLIER of the 30th day prior to the Termination Date for the Revolver Facility or one year from its issuance; PROVIDED THAT, any LC may provide for automatic renewal for successive periods of up to twelve months (but no renewal period may extend beyond the 30th day prior to the Termination Date for the Revolver Facility) UNLESS Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

                  PARTICIPATIONS. Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Revolver Lender, and each other such Revolver Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility), in such LC, the LC Agreement related thereto, and all Rights of Administrative Agent in respect thereof (OTHER THAN Rights to receive certain fees provided for in SECTION 5.4(b)).

                           REIMBURSEMENT OBLIGATION.  To induce Administrative
Agent to issue and maintain LCs and to induce Revolver Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within 24 hours of demand therefor by Administrative Agent, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Base Rate Borrowing under the Revolver Facility to the extent of availability under the Revolver Facility and if the conditions precedent in this Agreement for such a Borrowing (OTHER THAN any notice requirements or minimum funding amounts) have, to Administrative Agent's knowledge, been satisfied. The proceeds of such Borrowing under the Revolver Facility shall be advanced directly to Administrative Agent in payment of Borrower's unpaid reimbursement obligation. If for any reason, funds cannot be advanced under the Revolver Facility, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this SECTION 2.5(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person. From the date that Administrative Agent pays a draft under an LC until the related reimbursement obligation of Borrower is paid or funded by proceeds of a Borrowing, unpaid reimbursement obligations shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

                  GENERAL. Administrative Agent shall promptly notify Borrower of the date and amount of any draft presented for honor under any LC (but failure to give any such notice shall not affect Borrower's obligations under the Loan Documents). Administrative Agent shall pay the requested amount upon presentment of a draft for honor UNLESS such presentment on its face does not comply with the terms of the applicable LC. When making payment, Administrative Agent may disregard
         (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Borrower's reimbursement obligations to Administrative Agent and Revolver Lenders, and each Revolver Lender's obligations to Administrative Agent, under this

         SECTION 2.5 are absolute and unconditional irrespective of, and Administrative Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against Administrative Agent, any Revolver Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. HOWEVER, nothing in this SECTION 2.5 constitutes a waiver of the Rights of Borrower or any Revolver Lender to assert any claim or defense based upon the gross negligence or willful misconduct of Administrative Agent. To the extent any Revolver Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrower to such Revolver Lender according to its ratable share. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Revolver Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Revolver Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Revolver Lender's ratable portion of the amount set aside, avoided, or recovered, TOGETHER WITH interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

                  OBLIGATION OF LENDERS. If Borrower fails to reimburse Administrative Agent as provided in SECTION 2.5(c) within 24 hours of the demand therefor by Administrative Agent and funds cannot be advanced under the Revolver Facility to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Revolver Lender of Borrower's failure, of the date and amount of the draft paid, and of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) thereof. Each Revolver Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent in immediately available funds such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) of the unreimbursed draft. Funds are due and payable to Administrative Agent on or before the close of business on the Business Day when Administrative Agent gives notice to each Revolver Lender of Borrower's reimbursement failure (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All amounts payable by any Revolver Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date the amount is paid by the Revolver Lender to Administrative Agent.

                  DUTIES OF ADMINISTRATIVE AGENT AS ISSUING LENDER. Administrative Agent agrees with each Revolver Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Administrative Agent's sole liability to each Revolver Lender with respect to such LCs (OTHER THAN liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Revolver Lender who has acquired a participating interest therein such Revolver Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to SECTION 2.5(d). Each Revolver Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (OTHER THAN any documents required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. Administrative Agent, Revolver Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for any LCs use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Companies and Lenders and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Company or any Lender.

                  CASH COLLATERAL. On the Termination Date for the Revolver Facility, or on any date that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, or upon any demand by Administrative Agent upon the occurrence and during the continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Revolver Lenders, (i) cash collateral in Dollars in an amount equal to 110% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% the LC Exposure. Any cash collateral deposited under this CLAUSE (g), and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than 90 days from the date of investment.

                  INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), WHICH ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, (B) ANY DISPUTE ABOUT AN LC, OR (C) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

                  LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, Borrower's reimbursement obligations with respect to drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

                                 SWING LINE SUBFACILITY.

                           For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, Swing Line Lender, solely for its own account, may make any requested Borrowing of $1,000,000 or a greater integral multiple of $100,000, subject to those terms and conditions applicable to Borrowings set forth in SECTIONS
         7.3(c) through (h), directly to Borrower as a Swing Line Borrowing without requiring any other Lender to fund its Pro Rata Part thereof UNLESS and until SECTION 2.6(b) is applicable; PROVIDED THAT: (i) each Swing Line Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (ii) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment; (iv) the Revolver Principal Debt outstanding on any date of determination shall not exceed the Revolver Commitment then in effect; (v) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing; (vi) each Swing Line Borrowing shall bear interest at a rate per annum equal to the Base Rate PLUS the Applicable Margin for Base Rate Borrowings for the Revolver Facility; PROVIDED THAT, at any time after Revolver Lenders are deemed to have purchased pursuant to SECTION 2.6(b), a participation in any Swing Line Borrowing, such Borrowing shall bear interest at the Default Rate; and
         (vii) no additional Swing Line Borrowing shall be made at any time after any Revolver Lender has refused, notwithstanding the requirements of SECTION 2.6(b), to purchase a participation in any Swing Line Borrowing as provided in such Section, and until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Borrowing under the Swing Line Subfacility shall be available and may be prepaid on same day telephonic notice from Borrower to Swing Line Lender, SO LONG AS such notice is received by Swing Line Lender prior to 12:00 noon (Dallas, Texas time). Accrued interest on Swing Line Borrowings shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the Revolver Facility. On each Swing Line Maturity Date, all Swing Line Principal Debt then outstanding shall be repaid in full.

                           If Borrower fails to repay any Swing Line Borrowing as provided herein and funds cannot be or are not advanced under the Revolver Facility to satisfy the obligations under the Swing Line Subfacility, Administrative Agent shall timely notify each Revolver Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon, Dallas, Texas time on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Revolver Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Line Lender an undivided interest and participation in such Swing Line Borrowing to the extent of such Revolver Lender's Commitment Percentage (with respect to the Revolver Facility) thereof, and each Revolver Lender shall make available to Swing Line Lender in immediately available funds such Revolver Lender's Commitment Percentage (with respect to the Revolver Facility) of the unpaid amount of such Swing Line Borrowing. All such amounts payable by any Revolver Lender shall include interest thereon from the date on which such payment is payable by such Revolver Lender to, but not including, the date such amount is paid by such Revolver Lender to Administrative Agent, at the Federal Funds Rate. If such Revolver Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Revolver Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Borrowing shall be paid to Administrative Agent for the ratable benefit of Swing Line Lender and those Revolver Lenders who have funded their participations in such Swing Line Principal Debt under this SECTION 2.6(b); PROVIDED THAT, with respect to any such participation, all interest accruing on the Swing Line Principal Debt to which such participation relates prior to the date of funding, such participation shall be payable solely to Swing Line Lender for its own account. In the event that any payment received by Swing Line Lender is required to be returned, each Revolver Lender will return to Swing Line Lender any portion thereof previously distributed by Swing Line Lender to it.

                           Notwithstanding anything to the contrary in this Agreement, each Revolver Lender's obligation to fund the Borrowings and to purchase and fund participating interests pursuant to SECTION 2.6(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other Right which such Revolver Lender or Borrower may have against the Swing Line Lender, Borrower, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or a Default or the failure to satisfy any of the conditions specified in SECTION 7; (iii) any adverse change in the condition (financial or otherwise) of any Company; (iv) any breach of this Agreement by any Company or any Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

                   TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

                  VOLUNTARY COMMITMENT REDUCTION. Without premium or penalty, and upon giving not less than ten Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility; PROVIDED THAT: (i) each partial termination of the Revolver Commitment shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; and each partial termination of the Swing Line Commitment or the commitment under the LC Subfacility shall be in an amount of not less than $1,000,000 or a greater integral multiple of $250,000; and (ii) on any date of determination, the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage; the Swing Line Commitment may not be reduced below the Swing Line Principal Debt; and the commitment under the LC Subfacility may not be reduced below the LC Exposure. At the time of any commitment termination under this SECTION 2.7, Borrower shall pay to Administrative Agent, for the account of each Revolver Lender, as applicable, any amounts that may then be due under SECTION 3.3(c), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility that is terminated may not be reinstated.

                  MANDATORY COMMITMENT REDUCTIONS. To the extent any payment or reduction of the Revolver Principal Debt pursuant to SECTION 3.12(b) or any prepayment pursuant to SECTION 3.3(b) or (c) results in a mandatory reduction of the Revolver Commitment, then the Revolver Commitment shall be reduced by the amount of such payment, and each Revolver Lender's Committed Sum under the Revolver Facility shall be ratably reduced by such amount.

                  ADDITIONAL REDUCTIONS. The Swing Line Commitment and the commitment under the LC Subfacility shall each be reduced from time to time on the date of any mandatory or voluntary reduction of the Revolver Commitment by the amount, if any, by which EITHER such Subfacility exceeds the Revolver Commitment after giving effect to such reduction of the Revolver Commitment.

                  RATABLE ALLOCATION OF REVOLVER COMMITMENT REDUCTIONS. Each reduction of the Revolver Commitment under this SECTION 2.7 shall be allocated among the Revolver Lenders in accordance with their respective Commitment Percentages under the Revolver Facility.

                                    BORROWING PROCEDURE.  The following
         procedures apply to all Borrowings (OTHER THAN Swing Line Borrowings and Borrowings pursuant to SECTION 2.5(c)):

                  BORROWING REQUEST. Borrower may request a Borrowing by making or delivering a Borrowing Notice to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which Borrowing Notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Facility or Facilities under which such Borrowing is being made, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, (iv) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing, and (v) shall state the purpose or purposes for which such Borrowing is being requested. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

                  FUNDING. Each Lender shall remit its Commitment Percentage for the relevant Facility of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m., Dallas, Texas time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (UNLESS to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under SECTION 13.11) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower.

                  FUNDING ASSUMED. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand
         (i) from that Lender, TOGETHER WITH interest commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.8(b); HOWEVER, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

SECTION                    TERMS OF PAYMENT.

                           LOAN ACCOUNTS, NOTES, AND PAYMENTS.

                  LOAN ACCOUNTS; NOTELESS TRANSACTION. The Principal Debt owed to each Lender shall be evidenced by one or more Loan Accounts or records maintained by such Lender in the ordinary course of business. The Loan Accounts or records maintained by Administrative Agent (including, without limitation, the Register) and each Lender shall be PRIMA FACIE evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement (and the Facilities and Subfacilities thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, HOWEVER, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligation.

                  NOTES. Upon the request of any Lender, made through Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be):
         (i) a Revolver Note (with respect to Revolver Principal Debt, OTHER THAN under the Swing Line Subfacility); (ii) a Swing Line Note (with respect to the Swing Line Principal Debt); (iii) a Term Loan A Note (with respect to Term Loan A Principal Debt); (iv) a Term Loan B Note (with respect to Term Loan B Principal Debt); and (v) a Term Loan C Note (with respect to Term Loan C Principal Debt).

                  PAYMENT. All payments of principal, interest, and other amounts to be made by Borrower under the Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; PROVIDED such payment is received by Administrative Agent prior to 12:00 noon Dallas, Texas time, and otherwise before 12:00 noon Dallas, Texas time on the Business Day next following.

                  PAYMENT ASSUMED. UNLESS Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent, TOGETHER WITH interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (UNLESS such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

                           INTEREST AND PRINCIPAL PAYMENTS.

                  INTEREST. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period and on the Termination Date for the applicable Facility; PROVIDED THAT, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences, on each three month anniversary thereafter, and on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable each March 31, June 30, September 30, and December 31, and on the Termination Date for the applicable Facility.

                  REVOLVER PRINCIPAL DEBT. The Revolver Principal Debt is due and payable on the Termination Date for the Revolver Facility.

                  TERM LOAN A PRINCIPAL DEBT. The Term Loan A Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on June 30, 2001, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan A Facility, in accordance with the following amortization schedule:

                  ==================================================== ===========================
                                     PAYMENT DATES                       PRINCIPAL INSTALLMENTS
                  ==================================================== ===========================
                    June 30, 2001, September 30, 2001, December 31,         $8,750,000/each
                               2001, and March 31, 2002
                  ---------------------------------------------------- ---------------------------
                    June 30, 2002, September 30, 2002, December 31,         $17,500,000/each
                               2002, and March 31, 2003
                  ---------------------------------------------------- ---------------------------
                    June 30, 2003, September 30, 2003, December 31,         $26,250,000/each
                               2003, and March 31, 2004
                  ---------------------------------------------------- ---------------------------
                    June 30, 2004, September 30, 2004, December 31,         $35,000,000/each
                               2004, and March 31, 2005
                  ---------------------------------------------------- ---------------------------
                    June 30, 2005, September 30, 2005, December 31,         $43,750,000/each
                    2005, March 31, 2006, June 30, 2006, September 30,
                      2006, December 31, 2006, and March 31, 2007
                  ---------------------------------------------------- ---------------------------

                  TERM LOAN B PRINCIPAL DEBT. The Term Loan B Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on June 30, 2001, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan B Facility, in accordance with the following amortization schedule:

                  ==================================================== ===========================
                                     PAYMENT DATES                       PRINCIPAL INSTALLMENTS
                  ==================================================== ===========================
                    June 30, 2001, September 30, 2001, December 31,         $875,000/each
                    2001; each March 31, June 30, September 30, and
                    December 31 of calendar years 2002, 2003, 2004,
                             and 2005; and March 31, 2006
                  ---------------------------------------------------- ---------------------------
                    June 30, 2006, September 30, 2006, December 31,         $39,375,000/each
                               2006, and March 31, 2007,
                  ---------------------------------------------------- ---------------------------
                    June 30, 2007, September 30, 2007, December 31,         $43,750,000/each
                               2007, and March 31, 2008
                  ==================================================== ===========================

                  TERM LOAN C PRINCIPAL DEBT. The Term Loan C Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on June 30, 2001, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan C Facility, in accordance with the following amortization schedule:

                  ==================================================== ===========================
                                     PAYMENT DATES                       PRINCIPAL INSTALLMENTS
                  ==================================================== ===========================
                    June 30, 2001, September 30, 2001, December 31,         $1,000,000/each
                    2001; each March 31, June 30, September 30, and
                    December 31 of calendar years 2002, 2003, 2004,
                          2005, and 2006; and March 31, 2007
                  ---------------------------------------------------- ---------------------------
                    June 30, 2007, September 30, 2007, December 31,         $45,000,000/each
                               2007, and March 31, 2008
                  ---------------------------------------------------- ---------------------------
                    June 30, 2008, September 30, 2008, December 31,         $49,000,000/each
                               2008, and March 31, 2009
                  ==================================================== ===========================

                                    PREPAYMENTS.

                  OPTIONAL PREPAYMENTS. Except as set forth in SECTION 3.3(f), after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Revolver Principal Debt, the Swing Line Principal Debt, the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; PROVIDED THAT: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on the third Business Day preceding the date of prepayment of any Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 or such lesser amount as may be outstanding under the applicable Facility (or with respect to prepayments of the Swing Line Principal Debt, $1,000,000 or a greater integral multiple of $250,000 or such lesser amount as may be outstanding under the Swing Line Subfacility); (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (UNLESS Borrower pays the amount of any Consequential Loss); and (iv) Borrower shall pay any related Consequential Loss within ten days after demand therefor. Conversions under SECTION 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the Facility hereunder being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, TOGETHER WITH (UNLESS such prepayment is made with respect to a Base Rate Borrowing under the Revolver Facility or the Swing Line Subfacility) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid.

                  Unless a Default or Potential Default has occurred and is continuing or would arise as a result thereof (whereupon the provision of SECTION 3.12(b) shall apply), and NOTWITHSTANDING ANY OTHER PROVISION HEREOF, (i) any payment or prepayment of the Revolver Principal Debt may be reborrowed by Borrower, subject to the terms and conditions hereof, and (ii) any voluntary prepayments of the Term Loan A Facility, the Term Loan B Facility, or the Term Loan C Facility shall be applied ratably to the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Facility and shall be applied in direct order of maturity to satisfy up to one year's regularly-scheduled principal installments under the Term Loan A Facility, the Term Loan B Facility, and the Term Loan C Facility as set forth in SECTIONS 3.2(c), 3.2(d), and 3.2(e), and thereafter applied proportionately to the regularly-scheduled principal installments under the Term Loan A Facility, the Term Loan B Facility, and the Term Loan C Facility as set forth in SECTIONS 3.2(c), 3.2(d), and 3.2(e), and shall be allocated Pro Rata to each Term Loan A Lender, Term Loan B Lender, and Term Loan C Lender (for purposes hereof, "RATABLY" for each Facility, on any date of determination, shall mean the proportion that EITHER the Term Loan A Principal Debt, the Term Loan B Principal Debt, or the Term Loan C Principal Debt, as the case may be, bears to the Term Loan Principal Debt).

                  MANDATORY PREPAYMENTS FROM NET CASH PROCEEDS. Until such time as the Principal Debt has been repaid in full and the Revolver Commitment terminated in full, the Principal Debt (and, as applicable, the Revolver Commitment) shall be permanently prepaid (or reduced, as the case may be), in the amounts and upon the occurrence of any of the following events:

                  3) DEBT ISSUANCE. Concurrently with any Debt Issuance by any Company, the Principal Debt shall be prepaid (and the Revolver Commitment reduced to the extent required by this SECTION 3.3(b)), in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Debt Issuance;

                  4) SIGNIFICANT SALES OR PERMITTED ASSET SWAPS. If any portion of the Net Cash Proceeds realized by any Company from any Significant Sale or Permitted Asset Swap (including any deferred purchase price therefor and any Net Cash Proceeds of any asset disposition which constitutes a Significant Sale as a result of aggregation with other asset dispositions in the same calendar year) has not been reinvested in Cellular Assets of any Company within 12 months from the receipt by any Company of such Net Cash Proceeds (including receipt of any deferred payments for any such Significant Sale or Permitted Asset Swap or portion thereof, if and when received) and if no Default or Potential Default exists or arises as a result of any such Significant Sale or Permitted Asset Swap, then on the day following the twelfth month after receipt of such Net Cash Proceeds, the Principal Debt shall be prepaid (and the Revolver Commitment reduced to the extent required in this
                  SECTION 3.3(b)), in the order and manner specified herein, by an amount equal to 100% of all such Net Cash Proceeds not reinvested in Cellular Assets of the Companies;

                  5) EQUITY ISSUANCES. Concurrently with any Equity Issuance by any Company, the Principal Debt shall be permanently prepaid (and the Revolver Commitment reduced to the extent required by this SECTION 3.3(b)), in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Equity Issuance, OTHER THAN
                  (i) the Net Cash Proceeds from an Equity Issuance by Parent to AWS (or a Wholly-owned subsidiary thereof) or to Communications (or a Wholly-owned subsidiary thereof), SO LONG AS such Net Cash Proceeds are contributed to Borrower and are used for the purposes set forth in SECTIONS 8.1(c) through (f) and Borrower certifies to such use and (ii) SO LONG AS no Change of Control occurs after giving effect thereto, the Net Cash Proceeds from any Equity Issuance to the extent the proceeds thereof are used to finance a Permitted Acquisition;

                  6) TOWER SALE-LEASEBACK. Upon consummation of the Tower Sale-Leaseback, the Principal Debt shall be prepaid (and the Revolver Commitment reduced to the extent required by this
                  SECTION 3.3(b)) by an amount equal to the Net Cash Proceeds realized by the Companies from the Tower Sale-Leaseback;

                  7) LAREDO JOINT VENTURE SALE. Upon consummation of the Laredo Joint Venture Sale, the Revolver Principal Debt shall be prepaid (and the Revolver Commitment reduced to the extent required by this SECTION 3.3(b)) by an amount equal to the Net Cash Proceeds in excess of $40,000,000 realized by the Companies from the Laredo Joint Venture Sale;

                  8) PREPAYMENTS AFTER DEFAULT OR POTENTIAL DEFAULT. At any time a Default or Potential Default exists or arises after giving effect to any Equity Issuance, any Significant Sale, any Permitted Asset Swap, the Tower-Sale-Leaseback, or the Laredo Joint Venture Sale, then, concurrently with such Equity Issuance, Significant Sale (including any asset disposition which constitutes a Significant Sale as a result of aggregation with other asset dispositions in the same calendar year), Permitted Asset Swap, Tower-Sale-Leaseback, or Laredo Joint Venture Sale, the Principal Debt shall be permanently prepaid and the Revolver Commitment reduced, in the order and manner specified in SECTION 3.12(b), by an amount equal to 100% of the Net Cash Proceeds realized by any Company from any such Equity Issuance, Significant Sale, Permitted Asset Swap, Tower-Sale-Leaseback, or Laredo Joint Venture Sale.

         The commitment reductions or prepayments under this SECTION 3.3(b) shall be applied as follows, UNLESS a Default or Potential Default has occurred and is continuing or would arise as a result thereof (whereupon the provisions of SECTION 3.12(b) shall apply): (i) prepayments under SECTION 3.3(b)(v) shall be applied to the Revolver Principal Debt without a reduction in the Revolver

         Commitment, EXCEPT as required by SECTION 2.7(b) upon the occurrence of a Default or Potential Default; and (ii) prepayments under SECTIONS 3.3(b)(i), (ii), (iii), (iv), and (vi) shall be applied: (a) first, subject to the provisions of SECTION 3.3(f), ratably as a prepayment of the Obligation arising under the Term Loan Facilities until paid in full (for purposes hereof, "RATABLY" for each Facility, on any date of determination, shall mean the proportion that Principal Debt outstanding under the relevant Term Loan Facility, bears to the Term Loan Principal Debt); and (B) second, as a mandatory prepayment of the Revolver Principal Debt, and (if the prepayment arises under SECTIONS 3.3(b)(ii) and (iii) or if a Default then exists or arises) as a mandatory reduction of the Revolver Commitment until the Revolver Commitment is reduced to $100,000,000. All mandatory prepayments of the Term Loan A Principal Debt shall be applied ratably to each unpaid installment of Term Loan A Principal Debt and shall be allocated Pro Rata to each Term Loan A Lender. All mandatory prepayments of the Term Loan B Principal Debt shall be applied ratably to each unpaid installment of Term Loan B Principal Debt and shall be allocated Pro Rata to each Term Loan B Lender (OTHER THAN Declining B Lenders). All mandatory prepayments of the Term Loan C Principal Debt shall be applied ratably to each unpaid installment of Term Loan C Principal Debt and shall be allocated Pro Rata to each Term Loan C Lender (OTHER THAN Declining C Lenders). All mandatory prepayments of the Revolver Facility shall be allocated Pro Rata to each Revolver Lender.

                  MANDATORY PREPAYMENTS FROM EXCESS CASH FLOW. No later than the 30th day following the date of delivery of the Financial Statements required under SECTION 9.3(a) for fiscal year 2000 and each fiscal year thereafter, (but in any event within 120 days after the end of each fiscal year of the Companies), the Principal Debt shall be permanently prepaid (and the Revolver Commitment reduced to the extent required by this SECTION 3.3(c)) by an amount equal to EITHER (A) 75% of Excess Cash Flow for the fiscal year covered by such Financial Statements, if the Leverage Ratio of the Companies is greater than or equal to 7.00 to
         1.00 or (B) 50% of Excess Cash Flow for the fiscal year covered by such Financial Statements, if the Leverage Ratio of the Companies is less than 7.00 to 1.00. Unless a Default or Potential Default then exists or arises as a result therefrom (whereupon the provisions of SECTION 3.12(b) shall apply), each reduction or prepayment under this SECTION 3.3(c) from payments from Excess Cash Flow made in fiscal years 2001 and 2002 respectively (based on the Excess Cash Flow for fiscal years 2000 and 2001 respectively) shall be applied ratably to the Revolver Principal Debt, the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C principal Debt (for purposes hereof, "RATABLY," for each Facility, on any date of determination, shall mean the proportion that either the Revolver Principal Debt, the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt, as the case may be, bears to the Term Loan Principal Debt). Unless a Default or Potential Default then exists or arises as a result thereof (whereupon the provisions of SECTION 3.12(b) shall apply), each reduction or prepayment under this SECTION 3.3(c) from payments from Excess Cash Flow made in fiscal year 2003 and thereafter shall be applied (i) FIRST, subject to the provisions of
         SECTION 3.3(f), ratably as a prepayment of the Obligation arising under the Term Loan A Facility, the Term Loan B Facility, and the Term Loan C Facility until paid in full (for purposes hereof, "RATABLY" for each Facility, on any date of determination, shall mean the proportion that EITHER the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt, as the case may be, bears to the Principal Debt); and (ii) SECOND, as a mandatory prepayment of the Revolver Principal Debt, or if a Default then exists or arises, as a mandatory reduction of the Revolver Commitment. All mandatory prepayments of the Term Loan A Principal Debt shall be applied ratably to each unpaid installment of Term Loan A Principal Debt and shall be allocated Pro Rata to each Term Loan A Lender. All mandatory prepayments of the Term Loan B Principal Debt shall be applied ratably to each unpaid installment of Term Loan B Principal Debt and shall be allocated Pro Rata to each Term Loan B Lender (OTHER THAN Declining B Lenders). All mandatory prepayments of the Term Loan C

         Principal Debt shall be applied ratably to each unpaid installment of Term Loan C Principal Debt and shall be allocated Pro Rata to each Term Loan C Lender (OTHER THAN Declining C Lenders). All mandatory prepayments of the Revolver Facility shall be allocated Pro Rata to each Revolver Lender. Amounts of Revolver Principal Debt prepaid pursuant to this SECTION 3.3(c) shall not reduce the Revolver Commitment UNLESS (i) a Default or Potential Default then exists or arises, or (ii) no Term Principal Debt is then outstanding.

                  REVOLVER FACILITY MANDATORY PAYMENTS/REDUCTIONS. On any date of determination if the Revolver Commitment Usage exceeds the Revolver Commitment then in effect (including as a result of any Revolver Commitment reduction pursuant to SECTION 3.3(b)) or the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrower shall make a mandatory prepayment of the Revolver Principal Debt or the Swing Line Principal Debt, as the case may be, in at least the amount of such excess, TOGETHER WITH (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof; PROVIDED THAT, on any such reduction date, if no Swing Line Principal Debt or Revolver Principal Debt is then outstanding, but the LC Exposure exceeds the Revolver Commitment, then Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars in an amount AT LEAST equal to 110% of such excess. All mandatory prepayments under the Revolver Facility or Revolver Commitment reductions hereunder shall be allocated among the Revolver Lenders in accordance with their respective Commitment Percentages under the Revolver Facility.

                  MANDATORY PREPAYMENTS OF INTEREST/CONSEQUENTIAL LOSS. All prepayments under this SECTION 3.3 shall be made, TOGETHER WITH accrued interest to the date of such prepayment on the principal amount prepaid and any Consequential Loss arising as a result thereof.

                  TERM LOAN OPT-OUTS.

                  9) TERM LOAN B. To the extent there is any Term Loan A Principal Debt outstanding, any Term Loan B Lender, at its option, may elect not to accept such partial prepayment under this SECTION 3.3 (such Lender being a "DECLINING B LENDER"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment amount available to prepay Term Loan B Lenders (LESS any amounts that would otherwise be payable to Declining B Lenders) shall be applied ratably to prepay Term Loan B Principal Debt owed to Term Loan B Lenders OTHER THAN Declining B Lenders and any amounts that would otherwise have been applied to prepay Term Loan B Principal Debt owing to Declining B Lenders shall instead be applied ratably to prepay the remaining Term Loan A Principal Debt as provided in SECTIONS 3.3(b) through 3.3(d); PROVIDED FURTHER, that upon prepayment in full of the Term Loan B Principal Debt owing to Term Loan B Lenders OTHER THAN Declining B Lenders the remainder of any prepayment amount that is to be applied to Term Loan B Principal Debt shall be applied ratably to prepay Term Loan B Principal Debt owing to Declining B Lenders. Any Term Loan B Lender may elect not to accept its ratable share of a partial prepayment by giving written notice to Administrative Agent not later than 11:00 a.m. Dallas, Texas time on the Business Day immediately preceding the scheduled prepayment date.

                  10) TERM LOAN C. To the extent there is any Term Loan A Principal Debt outstanding, any Term Loan C Lender, at its option, may elect not to accept such partial prepayment under this SECTION 3.3 (such Lender being a "DECLINING C LENDER"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment amount available to prepay Term Loan C Lenders (LESS any amounts that would otherwise be payable to Declining C Lenders) shall be applied ratably to prepay Term Loan C Principal Debt owed to Term Loan C Lenders (OTHER THAN Declining C Lenders) and any amounts that would otherwise have been applied to prepay Term Loan C Principal Debt owing to Declining C Lenders shall instead be applied ratably to prepay the remaining Term Loan A Principal Debt as provided in SECTIONS 3.3(b) through 3.3(d); PROVIDED FURTHER, that upon prepayment in full of Term Loan C Principal Debt owing to Term Loan C Lenders OTHER THAN Declining C Lenders the remainder of any prepayment amount that is to be applied to Term Loan C Principal Debt shall be applied ratably to prepay Term Loan C Principal Debt owing to Declining C Lenders. Any Term Loan C Lender may elect not to accept its ratable share of a partial prepayment by giving written notice to Administrative Agent not later than 11:00 a.m. Dallas, Texas time on the Business Day immediately preceding the scheduled prepayment date.

                                            INTEREST OPTIONS. Except that the
                  Eurodollar Rate may not be selected when a Default or Potential Default exists and EXCEPT as otherwise provided in this Agreement, Borrowings shall bear interest at a rate per annum equal to the LESSER OF (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate PLUS the Applicable Margin for Base Rate Borrowings for the applicable Facility or the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings for the applicable Facility, AND (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

                                            QUOTATION OF RATES. It is hereby
                  acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Borrowing Notice is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

                                            DEFAULT RATE. At the option of
                  Required Lenders and to the extent permitted by Law, all past-due Principal Debt and all past-due interest accruing thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; PROVIDED THAT, the Default Rate shall automatically apply in the case of SECTIONS 2.5(c), 2.6(a), and 11.3 where the Default Rate is specified.

                                            INTEREST RECAPTURE. If the
                  designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the

                  LESSER OF the amount of interest which would have accrued if such designated rates had at all times been in effect AND the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

                                            INTEREST CALCULATIONS. Interest will
                  be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing (UNLESS the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

                                            MAXIMUM RATE. Regardless of any
                  provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law,
                  (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the Laws of the State of Texas are applicable for purposes of determining the "MAXIMUM RATE" or the "MAXIMUM AMOUNT," then those terms mean the "WEEKLY CEILING" from time to time in effect under TEXAS FINANCE CODE SECTION 303.305, as amended. Borrower agrees that CHAPTER 346 of the TEXAS FINANCE CODE, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

                                            INTEREST PERIODS. When Borrower
                  requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option and subject to availability, one, two, three, or six months; PROVIDED, HOWEVER, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of twelve Interest Periods shall be in effect at one time.

                                            CONVERSIONS. Borrower may (a)
                  convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice of such intent to Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); PROVIDED THAT, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $7,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as is outstanding under any Facility). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrower's Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be EITHER made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The Right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing, shall not be available during the occurrence of a Default or a Potential Default.

                                      ORDER OF APPLICATION.

                  NO DEFAULT. If no Default or Potential Default exists and if no order of application is otherwise specified in SECTION 3.3 or otherwise in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

                  DEFAULT. If a Default or Potential Default exists (or if Borrower fails to give directions as permitted under SECTION 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 3.12(b)(i), a "RATABLE PAYMENT" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all Lenders and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this SECTION 3.12(b)(ii), "RATABLE PAYMENT" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of the Swing Line Principal Debt which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; PROVIDED THAT, such payments shall be allocated ratably among the Swing Line Lender and the Revolver Lenders which have funded their participations in the Swing Line Principal Debt; (iv) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; PROVIDED THAT, such payments shall be allocated ratably among the issuer of the LC and the Lenders which have funded their participations in such LC; (v) to the ratable payment of the Principal Debt (as used in this SECTION 3.12(b)(v), "RATABLE PAYMENT" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders); (vi) to provide cash collateral in an amount EQUAL TO 110% of the LC Exposure then existing in accordance with SECTION 2.5(g); and (vii) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

         Subject to the provisions of SECTION 12 and PROVIDED THAT Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

                                    SHARING OF PAYMENTS, ETC. If any Lender
         shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.14) which is in excess of its share of any such payment in accordance with the relevant Rights of Lenders under the Loan Documents (EXCEPT as provided with respect to the Term Loan Facility opt-outs Rights in
         SECTION 3.3(f), such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant Rights of Lenders under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                                    OFFSET. If a Default exists, each Lender
         shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

                                    BOOKING BORROWINGS. To the extent permitted
         by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; PROVIDED THAT, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION                             CHANGE IN CIRCUMSTANCES.

                                    INCREASED COST AND REDUCED RETURN.

                  CHANGES IN LAW. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                  11) Shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Documents in respect of any Eurodollar Rate Borrowings (OTHER THAN Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  12) Shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (OTHER THAN the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                  13) Shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Documents with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for the portion of such increased cost or reduction that relate to such Eurodollar Rate Borrowing. If any Lender requests compensation by Borrower under this
         SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); PROVIDED THAT such suspension shall not affect the Right of such Lender to receive the compensation so requested.

                  CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  CHANGES IN APPLICABLE LENDING OFFICE; COMPENSATION STATEMENT. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                                    LIMITATION ON TYPES OF LOANS. If on or prior
         to the first day of any Interest Period for any Eurodollar Rate
         Borrowing:

                  INABILITY TO DETERMINE EURODOLLAR RATE. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  COST OF FUNDS. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

         then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and SO LONG AS such condition remains in effect, Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, EITHER prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

                                    ILLEGALITY. Notwithstanding any other
         provision of the Loan Documents, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

                                    TREATMENT OF AFFECTED LOANS. If the
         obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, UNLESS and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 that gave rise to such conversion no longer exist:

                           To the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                           All Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

         If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Committed Sums for the applicable Facility.

                                    COMPENSATION.

                           Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  14) Any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to
                  SECTION 11.1 or as a result of the syndication of any Facility by Administrative Agent during the 180-day period immediately following the Closing Date) on a date OTHER THAN the last day of the Interest Period for such Borrowing; or

                  15) Any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 7.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, or notice of prepayment, continuation, or conversion under this Agreement.

                           If any Lender requests compensation under SECTION 4.1, or if any Lender is unable to fund or continue a Eurodollar Rate Borrowing as contemplated in SECTION 4.3 (collectively, "ADDITIONAL AMOUNTS"), then Borrower may, at its sole expense and effort, upon written notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, Rights, and obligations under the Loan Documents to an Eligible Assignee that shall assume such obligations; PROVIDED THAT, (i) Borrower shall have received the prior written consent of Administrative Agent to any such assignment; (ii) such Lender shall have received payment from Borrower of any Additional Amounts owed to such Lender by Borrower for periods prior to the replacement of such Lender and any costs incurred as a result of such replacement of a Lender; (iii) such assignment will result in reduction or elimination of the Additional Amounts; and (iv) such assignment and acceptance shall be made in accordance with, and subject to the requirements and restrictions contained in, SECTION 13.13(b). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

                                    TAXES.

                  GENERAL. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, EXCLUDING, in the case of each Lender and Administrative Agent, Taxes imposed (by withholding or otherwise) on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any SUM payable under any Loan Document to any Lender or Administrative Agent, (i) the SUM payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the SUM it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in
         SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                  STAMP AND DOCUMENTARY TAXES. In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

                  INDEMNIFICATION FOR TAXES. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  WITHHOLDING TAX FORMS. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the Closing Date in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only SO LONG AS such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "BANK" within the meaning of SECTION 881(c)(3)(A) of the Code, Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income Tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "BANK" within the meaning of SECTION 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding Tax under SECTION 871(h) or 881(c) of the Code with respect to payments of "PORTFOLIO INTEREST," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of SECTION 881(c) of the Code, is not a ten-percent shareholder (within the meaning of SECTION 871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of SECTION 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form 1001, or 4224 further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income Taxes, UNLESS an event (including, without limitation, any change in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it, and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income Tax.

                  FAILURE TO PROVIDE WITHHOLDING FORMS; CHANGES IN TAX LAWS. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to
         SECTION 4.6(d) (UNLESS such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
         SECTION 4.6(a) or 4.6(c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  CHANGE IN APPLICABLE LENDING OFFICE. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  TAX PAYMENT RECEIPT. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

SECTION                             FEES.

                                    TREATMENT OF FEES. Except as otherwise
         provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with SECTION 3.1(c), (d) shall be non-refundable,
         (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, UNLESS such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

                                    FEES OF ADMINISTRATIVE AGENT AND ARRANGER.
         may be, solely for their respective accounts, the fees described in the commitment letter and attached summary of terms and the separate fee letter, each dated as of October 5, 1999, among AT&T Corp., Communications, Administrative Agent, and Arranger, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreements, and which obligations of AT&T Corp. and Communications to pay such fees are expressly assumed by Borrower.

                                    REVOLVER FACILITY COMMITMENT FEES. Following
         the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Revolver Lenders, a commitment fee, calculated daily from the Closing Date but payable in installments in arrears each March 31, June 30, September 30, and December 31 and on the Termination Date for the Revolver Facility, commencing March 31, 2000. On any day of determination, the commitment fee shall be an amount equal to the Applicable Margin for Commitment Fees MULTIPLIED BY the amount by which
         (a) the Revolver Commitment on such day exceeds (b) the Revolver Commitment Usage on such day. Each such installment shall be calculated in accordance with SECTION 5.1(f). Solely for the purposes of this
         SECTION 5.3, (i) determinations of the average daily Revolver Commitment Usage shall exclude the Swing Line Principal Debt (PROVIDED THAT, solely for Swing Line Lender, Borrowings under the Swing Line Subfacility will be included in determining the Revolver Commitment Usage for Swing Line Lender up to, but not in excess of, the amount which causes the Revolver Commitment Usage of Swing Line Lender to equal the Committed Sum of such Lender under the Revolver Facility; and
         (ii) "RATABLE" shall mean, for any period of determination, with respect to any Revolver Lender, that proportion which (x) the average daily unused Committed Sum under the Revolver Facility of such Revolver Lender during such period bears to (y) the amount of the average daily unused Revolver Commitment during such period.

                                    LC FEES. As an inducement for the issuance
         (including, without limitation, any extension) of each LC, Borrower agrees to pay to Administrative Agent:

                           For the account of each Revolver Lender, according to each Revolver Lender's Commitment Percentage under the Revolver Facility on the day the fee is payable, an issuance fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings under the Revolver Facility in effect on the date of payment of such fee (calculated on a per annum basis) MULTIPLIED BY (b) the average daily undrawn amount of such LC.

                           For the account of Administrative Agent, as the issuer of LCs, payable on the date of issuance of any LC (or any extension thereof) a fronting fee of 0.125% of the face amount of such LC (or extensions thereof). In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments.

SECTION                             SECURITY; GUARANTIES.

                                    GUARANTIES. As an inducement to Agents and
         Lenders to enter into this Agreement, Borrower shall cause Parent and each of Parent's Subsidiaries (OTHER THAN Borrower) to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guaranty of payment and performance of the Obligation. In addition, promptly after the formation or Acquisition of any new entity that is (or becomes) a

         Subsidiary of Parent, Borrower shall cause such new entity to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guaranty of payment and performance of the Obligation.

                                    COLLATERAL. To secure the full and complete
         payment and performance of the Obligation, Borrower shall (and shall cause each other Company to) enter into Collateral Documents (in form and substance acceptable to Administrative Agent) pursuant to which, among other things, each such entity shall, to the extent permitted by applicable Law, grant, pledge, assign, and create first priority Liens (EXCEPT to the extent Permitted Liens affect such priority) in favor of Administrative Agent (for the ratable benefit of Lenders) in and to 100% of each such Company's Rights, titles, and interests in (a) the issued and outstanding stock, equity, or other investment securities of each Subsidiary of such Company, and (b) all other assets (tangible, intangible, real, or personal) of such Company.

                                    FUTURE LIENS. Promptly after (a) the
         acquisition of any material assets (real, personal, tangible, or intangible) by any Company, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of any Company, or (c) upon the designation, formation, or Acquisition of any new Subsidiary of any Company (the assets described in CLAUSES (a) through (c) hereof are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause the appropriate Company to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligation to the extent Liens are required in such assets pursuant to SECTION 6.2; IT BEING EXPRESSLY UNDERSTOOD that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Documents, and all references to the "COLLATERAL" in the Loan Documents shall include the Additional Assets.

                                    RELEASE OF COLLATERAL.

                  SALE OR DISPOSITION OF COLLATERAL. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders or Lenders, as the case may be), and upon ten Business Days prior written request by Borrower (which request must be accompanied by true and correct copies of (i) all documents of transfer or disposition, including any contract of sale, (ii) a preliminary closing statement and instructions to the title company, if any, and (iii) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral.

                  VENDOR FINANCING. To the extent any Company incurs Debt permitted by SECTION 9.12(g) that is secured by Liens permitted by
         SECTION 9.13(b)(vii), Administrative Agent is hereby authorized by Lenders to execute and deliver such releases or subordination of Liens on the Collateral so financed upon ten Business Days prior written request by Borrower supported by evidence that such Debt and Liens are permitted by the terms of this Agreement and accompanied by appropriate release or subordination instruments, which must be in form and substance satisfactory to Administrative Agent.

                  GENERAL PROVISIONS. The actions of Administrative Agent under this SECTION 6.4 are subject to the following: (i) no such release of Liens or Guaranties shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with
         SECTION 3.3(b) in conjunction with the sale or transfer of such Collateral; (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence OTHER THAN the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation or Liens upon (or obligations of any Company in respect of) all interests retained by the Companies, including, without limitation, the proceeds of any sale, all of which shall continue to constitute Collateral.

                                    NEGATIVE PLEDGE. Notwithstanding the
         provisions of SECTION 6.2 or SECTION 6.3, the Companies shall not be required to: (a) perfect Liens on certain assets constituting interests in third party leases for retail stores, vehicles, fixtures, cellular transmission towers, the Laredo Joint Venture, Alton CellTelCo Partnership (UNLESS AND UNTIL the conditions set forth in ITEM 2 of SCHEDULE 7.1A have been met), real estate, or assets located in foreign jurisdictions (the "EXCLUDED ASSETS") SO LONG AS the aggregate value (on any date of determination) of the Excluded Assets does not exceed $125,000,000 prior to the occurrence of a Default or Potential Default, or $25,000,000 on and after the occurrence of a Default or Potential Default; or (b) grant specific assignments of easements, licenses, permits, certificates of compliance, and certificates of approval issued by regulatory authorities, franchises, or like grants of authority or service agreements. To the extent contemplated by the first sentence of this SECTION 6.5 or to the extent Administrative Agent and Required Lenders agree to delay the perfection or attachment of any Lien contemplated by SECTION 6.2 or SECTION 6.3 for whatever reason, the Companies hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, OTHER THAN Permitted Liens. Furthermore, after the occurrence of a Default or Potential Default and within 60 days of the request therefor by Administrative Agent, Borrower shall (or shall cause each other Company to) execute and deliver to Administrative Agent all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders, in such assets, as security for the Obligation; IT BEING EXPRESSLY UNDERSTOOD that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

                                    CONTROL; LIMITATION OF RIGHTS.
         Notwithstanding anything in any Loan Document to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Companies by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of the Companies, which ownership or control remains exclusively and at all times in the Companies, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any Authorization at any time issued by the FCC or any PUC to any Company, or the transfer of control of any Company within the meaning of SECTION 310(d) of the Communications Act; and (b) Administrative Agent shall not, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to any Loan Document that would constitute or result in any assignment of any Authorization or any change of control of any Company, if such assignment or change of control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

SECTION                             CONDITIONS PRECEDENT.

                                    CONDITIONS PRECEDENT TO CLOSING. This
         Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, UNLESS Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1 (OTHER THAN each item, if any, listed on SCHEDULE 7.1A, which items are hereby permitted to be delivered after the Closing Date but not later than the respective date for delivery of each such item specified on SCHEDULE 7.1A or such later date as agreed to by Administrative Agent.

                                    CONDITIONS PRECEDENT TO A PERMITTED
         ACQUISITION. On or prior to the consummation of any Permitted Acquisition (whether or not the Purchase Price for such Permitted Acquisition is funded by Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.2 by no later than the dates specified for satisfaction of such conditions on
         SCHEDULE 7.2. Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of SECTION 7.2 must be satisfactory to Administrative Agent (and in the case of the Supplemental Capital Expenditures Budget, must be acceptable to Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents). To the extent any Borrowing is being requested in connection with the consummation of the Permitted Acquisition, the conditions set forth in SECTIONS 7.2 and 7.3 must be satisfied prior to the making of any such Borrowing.

                                    CONDITIONS PRECEDENT TO EACH BORROWING.
         In addition to the conditions stated in SECTION 7.1 and SECTION 7.2 (as applicable), Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, UNLESS on the date of such Borrowing or issuance (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Borrowing Notice or LC Request (TOGETHER WITH the applicable LC Agreement); (b) Administrative Agent shall have received, as applicable, the LC fees provided for in SECTION 5.4; (c) all of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects (EXCEPT to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Documents); (d) no change in the financial condition or business of the Companies which could reasonably be expected to be a Material Adverse Event shall have occurred; (e) no Default or Potential Default shall have occurred and be continuing; (f) the funding of such Borrowings or issuance of such LC is permitted by Law; (g) in the event all or any part of the proceeds of the Borrowing will be used to finance a Distribution to the extent permitted by SECTION 9.21, Administrative Agent shall have received all such certifications, financial information, and projections as Administrative Agent may reasonably request; and (h) all matters related to such Borrowing must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Documents which are necessary to enable Borrower to qualify for such Borrowing. Each Borrowing Notice and LC Request delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that, as of the Borrowing Date or the date of issuance of the LC, the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, UNLESS Required Lenders specifically waive each such item in writing.

SECTION                             REPRESENTATIONS AND WARRANTIES. Each Company
represents and warrants to Administrative Agent and Lenders as follows:

                                    PURPOSE OF CREDIT FACILITY. Borrower will
         use (or will invest in, or loan such proceeds to, its Subsidiaries to so use) all proceeds of Borrowings for one or more of the following:
         (a) to finance the cash portion of the acquisition costs incurred by Borrower in connection with the American Merger and the related costs and expenses; (b) to refinance substantially all of the indebtedness of American existing as of the Closing Date in the approximate principal amount of $1,200,000,000 and as set forth on SCHEDULE 9.12; (c) to finance Permitted Acquisitions; (d) to finance Capital Expenditures;
         (e) for working capital of the Companies; and (f) for general corporate purposes. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of REGULATION U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of REGULATIONS T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

                                    EXISTENCE, GOOD STANDING, AUTHORITY, AND
         AUTHORIZATIONS. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 8.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). Except where failure to do so could not reasonably be expected to be a Material Adverse Event, each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Each Company possesses all Authorizations, including, without limitation, any Authorization issued by the FCC, necessary or required in the conduct of its respective business(es), all of which are described on SCHEDULE 8.2, and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon, EXCEPT where the lack of enforceability or such defaults could not reasonably be expected to be a Material Adverse Event, and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No Authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or other Person under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by the Companies or consummation of the American Merger, EXCEPT as shall have been obtained on or prior to, or will become effective concurrently with, the Closing Date.

                                    SUBSIDIARIES; CAPITAL STOCK. The Companies
         have no Subsidiaries EXCEPT as disclosed on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). All of the outstanding shares of capital stock (or similar voting interests) of each Company are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents), free and clear of any Liens, restrictions, claims, or Rights of another Person, OTHER THAN Permitted Liens, and none of such shares owned by any Company is subject to any restriction on transfer thereof EXCEPT for restrictions imposed by securities Laws and general corporate Laws. No Company has outstanding any warrant, option, or other Right of any Person to acquire any of its capital stock or similar equity interests. No Company has any Subsidiaries that are Foreign Subsidiaries.

                                    AUTHORIZATION AND CONTRAVENTION. The
         execution and delivery by each Company of each Loan Document to which it is a party and the performance by such Company of its obligations thereunder (a) are within the corporate, partnership, or limited liability company power of such Company, (b) will have been duly authorized by all necessary corporate, partnership, or limited liability company action on the part of such Company when such Loan Document is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document),
         (d) will not violate any provision of the charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents of such Company, (e) will not violate any provision of Law applicable to such Company, OTHER THAN such violations which individually or collectively could not reasonably be expected to be a Material Adverse Event, (f) will not violate any Material Agreements, OTHER THAN such violations which could not reasonably be expected to be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Company, OTHER THAN as expressly permitted by the Loan Documents. Each Company has (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect the American Merger and any other asset transfer, change of control, merger, or consolidation permitted by the Loan Documents, EXCEPT where the failure to obtain such consents or approvals could not, individually or collectively, reasonably be expected to be a Material Adverse Event.

                                    BINDING EFFECT. Upon execution and delivery
         by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Company party thereto, enforceable against each such Company in accordance with its terms, EXCEPT as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

                                    FINANCIAL STATEMENTS. The Current Financials
         were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the entities covered thereby ("REPORTING ENTITIES") as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Reporting Entities as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto and are not so reflected. EXCEPT for transactions directly related to or expressly permitted by the Loan Documents, (a) there have been no changes in the consolidated financial condition or operations of the Reporting Entities from that shown in the Current Financials after such date which could reasonably be expected to be a Material Adverse Event, nor has any Reporting Entity incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could reasonably be expected to be a

         Material Adverse Event, and (b) no Reporting Entity has incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could reasonably be expected to be a Material Adverse Event.

                                    LITIGATION, CLAIMS, INVESTIGATIONS. No
         Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) reasonably be expected to be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $5,000,000 or more which is not EITHER (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of the Companies in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Company relating to the American Merger, the transactions evidenced by the Loan Documents, or which could reasonably be expected to be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could reasonably be expected to be a Material Adverse Event.

                                    TAXES. All Tax returns of each Company
         required to be filed have been filed (or extensions have been granted) prior to delinquency, EXCEPT for any such returns for which the failure to so file could not reasonably be expected to be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, OTHER THAN Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(vi)) have been satisfied or for which nonpayment thereof could not reasonably be expected to be a Material Adverse Event.

                                    ENVIRONMENTAL MATTERS. No Company (a) knows
         of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company that could reasonably be expected to be a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, EXCEPT for such violations that could not reasonably be expected to be a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, EXCEPT for such obligations that could not reasonably be expected to be a Material Adverse Event; PROVIDED, HOWEVER, that each Company (x) to the best of its knowledge, has in full force and effect all Environmental Permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

                                    EMPLOYEE BENEFIT PLANS. No Company or any
         ERISA Affiliate has maintained or will maintain any Employee Plans. No Company or any ERISA Affiliate has engaged in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the
         Code) which could reasonably be expected to be a Material Adverse
         Event.

                                    PROPERTIES; LIENS. Each Company has good and
         marketable title to all its property reflected on the Current Financials, EXCEPT (a) for (i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which, when considered in the aggregate, could not reasonably be expected to be a Material Adverse Event, or (b) as otherwise permitted by the Loan Documents.

         Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property.

                                    GOVERNMENT REGULATIONS. No Company is
         subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (OTHER THAN REGULATIONS T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

                                    TRANSACTIONS WITH AFFILIATES. EXCEPT as
         permitted in SECTION 9.14, no Company is a party to a material transaction with any of its Affiliates (excluding transactions between or among Companies), OTHER THAN transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

                                    DEBT. No Company is an obligor on any Debt
         OTHER THAN Permitted Debt.

                                    MATERIAL AGREEMENTS; MANAGEMENT AGREEMENTS.
         SCHEDULE 8.15 sets forth a list of all Material Agreements of the Companies (including with respect to the Systems), and there exists no material default under any of such contracts. There are no failures of the LLC Agreement, the Management Agreement, and the Roaming Agreements to be in full force and effect, and no default or potential default exists thereunder. There are no failures of any other Material Agreements to be in full force and effect which could reasonably be expected to be a Material Adverse Event, and no default or potential default exists on the part of any Company party thereunder which could reasonably be expected to be a Material Adverse Event. No Company is a party to any management or consulting agreement for the provision of services to it, EXCEPT as described in SCHEDULE 8.15.

                                    INSURANCE. Each Company maintains, with
         financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

                                    LABOR MATTERS. There are no actual or
         threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could reasonably be expected to be a Material Adverse Event. Hours worked by and payment made to employees of the Companies have not been in violation of the FAIR LABOR STANDARDS ACT or any other applicable Law dealing with such matters, OTHER THAN any such violations, individually or collectively, which could not reasonably be expected to be a Material Adverse Event. All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, OTHER THAN any such nonpayments which could not, individually or collectively, reasonably be expected to be a Material Adverse Event.

                                    SOLVENCY. At the time of each Borrowing
         hereunder, and on the dates of the American Merger, each other Permitted Acquisition, and each Intercompany Acquisition, each Company is (and after giving effect to the transactions contemplated by the Loan Documents, the American Merger, any other Permitted Acquisition, any Intercompany Acquisition, and any incurrence of additional Debt, will be) Solvent.

                                    INTELLECTUAL PROPERTY. Each Company owns or
         has sufficient and legally enforceable Rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property Right of others, OTHER THAN any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, reasonably be expected to be a Material Adverse Event.

                                    COMPLIANCE WITH LAWS. No Company is in
         violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, and those Laws administered by the FCC and any PUC), OTHER THAN such violations which could not, individually or collectively, reasonably be expected to be a Material Adverse Event. No Company has received notice alleging any noncompliance with any Laws, EXCEPT for such noncompliance which no longer exists, or which could not reasonably be expected to be a Material Adverse Event.

                                    PERMITTED ACQUISITIONS; INTERCOMPANY
         ACQUISITIONS.

                  VALIDITY. With respect to any Permitted Acquisition or Intercompany Acquisition, each Company has the power and authority under the Laws of its state of incorporation or organization and under its charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents, as applicable, to enter into and perform the related acquisition or asset swap agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by the Companies for the execution and performance of said acquisition or asset swap agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such acquisition or asset swap agreements will constitute the valid and binding obligation of the Companies party thereto, enforceable in accordance with their respective terms.

                  NO VIOLATIONS. With respect to any Permitted Acquisition or Intercompany Acquisition, the making and performance of the related acquisition or asset swap agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of the Companies, and will not violate any provisions of the charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents of the Companies, or constitute a default under any agreement by which the Companies or their respective property may be bound, EXCEPT where such violation could not reasonably be expected to be a Material Adverse Event,.

                  AUTHORIZATIONS. With respect to any Permitted Acquisition or Intercompany Acquisition, no Authorization, waiver, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or other Person under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the acquisition or asset swap agreement related to such Permitted Acquisition or Intercompany Acquisition or the consummation of such Permitted Acquisition or Intercompany Acquisition, OTHER THAN as will be obtained on or prior to, or will become effective concurrently with, the closing date of such Permitted Acquisition or

         Intercompany Acquisition EXCEPT where the failure to do so could not reasonably be expected to be a Material Adverse Event.

                                    REGULATION U. "MARGIN STOCK" (as defined in
         REGULATION U) constitutes less than 25% of those assets of any Company which are subject to any limitation on sale, pledge, or other restrictions hereunder.

                                    TRADENAMES. Except as set forth on SCHEDULE
         8.23, no Company has (a) used or transacted business under any other corporate name in the five-year period preceding the Closing Date or
         (b) exclusively used or transacted business in any jurisdiction under any tradename in the five-year period preceding the Closing Date.

                                    YEAR 2000. Except where such malfunction
         could not reasonably be expected to be a Material Adverse Event, all of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Companies in the conduct of their respective businesses have not malfunctioned, have not ceased to function and have not produced incorrect results when processing, providing, and/or receiving (a) date-related data into, between, and during year 1999 and year 2000, and (b) date-related data in connection with any valid date in year 1999 and year 2000. The Companies have developed and implemented to the extent required a year 2000 contingency and business continuity plan.

                                    FULL DISCLOSURE. There is no material fact
         or condition relating to the Loan Documents or the financial condition, business, or property of any Company (or, with respect to events prior to the Closing Date, Parent, American, ACC Acquisition Co., and their respective Subsidiaries) which could reasonably be expected to be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

                                    NO DEFAULT. No Default or Potential Default
         exists or will arise as a result of the execution delivery, and performance of the Loan Documents, of any Borrowing hereunder, or the consummation of the American Merger.

                                    PERFECTION OF SECURITY INTERESTS. Upon
         filing of the financing statements (and payment of requisite filing fees) against each Company in the jurisdictions indicated for such Company on ANNEX A of the Security Agreement and the delivery to Administrative Agent, for the benefit of Lenders, of all stock certificates, membership certificates, or other evidence of equity investments owned by any Company required to be pledged to secure the Obligation pursuant to SECTIONS 6.2 and 6.3, the security interests in the Collateral created by the Collateral Documents (which may be perfected under applicable Law by the filing of financing statements or the possession of collateral) will be perfected in favor of Administrative Agent, for the benefit of Lenders. No further action, including any filing or recording of any document, is necessary in order to establish, perfect, and maintain Lenders' first priority security interests in the assets and the stock created by the Collateral Documents (which may be perfected under applicable Law by the filing of financing statements or the possession of collateral), EXCEPT for the periodic filing of continuation statements (and payment of requisite filing fees) with respect to financing statements filed under the UCC.

                                    THE AMERICAN MERGER. The American Merger
         Agreement has been executed and delivered by all parties thereto and represents the valid and binding agreement of the parties thereto, enforceable in all material respects in accordance with its terms (EXCEPT as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity). On and as of the Closing Date, the execution and delivery by each Company party thereto (or its predecessors in interest) of the American Merger Documents and the performance of their respective obligations thereunder (a) are within the corporate or organizational power of such Company (or its predecessors in interest), (b) have been duly authorized by all necessary corporate, partnership, or limited liability company action on the part of such Company (or its predecessors in interest), (c) require no action by or in respect of, or filing with any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date, (d) do not violate any provision of the charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents of such Company (or its predecessors in interest), (e) do not violate any provision of Law applicable to it, OTHER THAN such violations which, individually or collectively, could not reasonably expected to be a Material Adverse Event, (f) do not violate any Material Agreements to which it is (or its predecessors in interest are) a party, OTHER THAN such violations which could not reasonably be expected to be a Material Adverse Event,
         (g) do not result in the creation or imposition of any Lien on any asset of any Company or their predecessors in interest (OTHER THAN Permitted Liens), and (h) immediately prior to, and after giving pro forma effect thereto, no Default or Potential Default exists or arises under the Loan Documents. On and as of the Closing Date, the Companies (or their predecessors in interest) have obtained all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order for such Companies to effectuate the American Merger and the transactions contemplated by the American Merger Agreement, EXCEPT to the extent any such failure could not reasonably be expected to be a Material Adverse Event and could not reasonably be expected to materially impair the value to the Companies of, or the benefits to be derived by the Companies or their predecessors in interest from, the American Merger. On the Closing Date, all conditions precedent under the American Merger Agreement, to the parties' obligations to consummate such American Merger have been satisfied in all material respects, and concurrently with the Closing Date, the American Merger shall have been consummated.

SECTION                             COVENANTS. Each Company covenants and
agrees (and agrees to cause its ERISA Affiliates with respect to SECTION 9.10) to perform, observe, and comply with each of the following covenants applicable to such Person, from the Closing Date and SO LONG THEREAFTER AS Lenders are committed to fund Borrowings (and Administrative Agent is committed to issue LCs) under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs and Financial Hedges, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, UNLESS Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

                                    USE OF PROCEEDS. Borrower shall use (or
         shall cause its Subsidiaries to use) the proceeds of Borrowings only for the purposes represented herein.

                                    BOOKS AND RECORDS. The Companies shall
         maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

                                    ITEMS TO BE FURNISHED. Borrower and Parent
         shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

                           Promptly after preparation, and no later than 120 days after the last day of each fiscal year of Parent, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies as of, and for the year ended on, such day, accompanied by:

                  16) The unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements (calculated with respect to the Companies) were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies;

                  17) A certificate from such accounting firm addressed to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof; and

                           Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of Parent, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to the Financial Statements of the Companies.

                           Within 60 days after the end of each fiscal quarter of Parent, a management report, showing for each System (or group of Systems if such Systems are managed as a group and are geographically contiguous or substantially contiguous) results of operations and subscriber counts, discussing the financial results and comparing actual performance results to the Budget for such period, and outlining principal factors affecting performances of each market (all items to be delivered under this CLAUSE (c) shall be in form and substance satisfactory to Administrative Agent).

                           On or prior to March 31 of each fiscal year of Parent, the financial Budget for such fiscal year, accompanied by a certificate executed by a Responsible Officer of Parent and a Responsible Officer of Borrower, certifying that such Budget was prepared by the Companies based on assumptions which, in light of the historical performance of the Companies and their prospects for the future, are reasonable.

                           Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to any Company.

                           Notice, promptly after any Company knows or has reason to know of (i) the existence and status of any Litigation which could reasonably be expected to be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $5,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $5,000,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Default or Potential Default specifying the nature thereof and what action any Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Company is required to hold in order to operate its business in compliance with all applicable Laws, OTHER THAN such expirations, terminations, suspensions, or modifications which, individually or in the aggregate, could not reasonably be expected to be a Material Adverse Event, (v) any federal, state, or local Law limiting or controlling the operations of any Company which has been issued or adopted hereafter and which could reasonably be expected to be a Material Adverse Event, (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental

         Law or Environmental Permit or any Environmental Liability or potential Environmental Liability, which violation or liability or alleged violation or liability could, individually or collectively with other such violations or allegations, reasonably be expected to be a Material Adverse Event, or (vii) (A) any expressed statement in writing on the part of the PBGC of any "PROHIBITED TRANSACTION," or
         (B) the creation of, maintenance of, or acquisition of any Employee Plan by any Company or any ERISA Affiliate.

                           Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any Annexes to any of the Collateral Documents becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or Annexes as may be necessary or appropriate to update or correct such information or disclosures; PROVIDED THAT, no deletions may be made to any Annexes describing Collateral in any of the Collateral Documents UNLESS such asset disposition is expressly permitted by the Loan Documents or is approved by Required Lenders.

                           Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

                           Promptly after the filing thereof, a true, correct, and complete copy of each FORM 10-K, FORM 10-Q, and FORM 8-K filed by or on behalf of any Company with the Securities and Exchange Commission.

                           Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

                           With respect to the post-closing requirements set forth on SCHEDULE 7.1A, deliver, or cause to be delivered, to Administrative Agent, all agreements, documents, instruments, or other items listed on SCHEDULE 7.1A on or prior to the date specified for delivery thereof on SCHEDULE 7.1A.

                                    INSPECTIONS. Subject to the confidentiality
         provisions of SECTION 13.14, upon reasonable notice, each Company shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of such Company, from time to time, during reasonable business hours.

                                    TAXES. Each Company shall (and shall cause
         each of its Subsidiaries to) (a) promptly pay when due any and all Taxes OTHER THAN Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien securing same have been and continue to be stayed, (b) not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees UNLESS a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) notify Administrative Agent immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Company of its intention to commence an audit or investigation with respect to any Taxes of any kind due or alleged to be due from any Company.

                                    PAYMENT OF OBLIGATIONS. Borrower shall pay
         the Obligation in accordance with the terms and provisions of the Loan Documents. Each Company (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (UNLESS such obligations [OTHER THAN the redemption of the Existing Senior Notes on the Closing Date and prepayment of the Obligation from time to time] are being contested in good faith by appropriate proceedings), and (b) shall not (i) make any voluntary payment or prepayment of principal of, or interest on, any other Debt (OTHER THAN the Obligation or Debt between Companies), whether subordinate to the Obligation or not or
         (ii) use proceeds from the Facilities to make any payment or voluntary prepayment of principal of, or interest on, or sinking fund payment in respect of any Debt of any Company, EXCEPT as permitted in SECTION
         9.20. No Company shall make any payment on any Subordinated Debt when it violates the subordination provisions thereof or results in a Default or Potential Default hereunder.

                                    MAINTENANCE OF EXISTENCE, ASSETS, AND
         BUSINESS. Except as otherwise permitted by SECTION 9.25, each Company shall (and shall cause each of its Subsidiaries to) at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could reasonably be expected to be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could reasonably be expected to be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Companies to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could reasonably be expected to be a Material Adverse Event.

                                    INSURANCE. Each Company (or Parent on behalf
         of and for the benefit of, such Companies) shall, at its sole cost and expense, keep and maintain all property and assets owned by such Company insured for its actual cash value against loss or damage by fire, theft, explosion, flood, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses of comparable size and notify Administrative Agent promptly of any occurrence causing a material loss or decline in value of such property or assets, and the estimated (or actual, if available) amount of such loss or decline. All such policies of insurance shall be in a form, with such deductibles, and with insurers recognized as adequate by prudent business Persons in the same businesses as the Companies and acceptable to Administrative Agent, and all such policies shall be in such amount as may be satisfactory to Administrative Agent. On the Closing Date and thereafter as each policy is renewed and extended, the Companies shall deliver to Administrative Agent a certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent (for the ratable benefit of Lenders) as its interests may appear under a standard lienholder clause. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance companies will give Administrative Agent at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Company or any other Person (OTHER THAN non-payment of premiums) shall affect the Right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Company so insured may retain such insurance if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds or to acquire Cellular Assets (in each case within 12 months of the receipt of such insurance proceeds) of equal or greater value; PROVIDED, HOWEVER, that any insurance proceeds not used for repair or replacement or the acquisition of Cellular Assets in accordance herewith, UNLESS paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Administrative Agent for application as a mandatory prepayment on the Obligation. Notwithstanding the foregoing, no acquisition of Cellular Assets or mandatory prepayment shall be required UNLESS the amount of insurance proceeds received in any calendar year under all policies of insurance of the Companies exceeds $1,000,000. Any mandatory prepayment hereunder shall be applied as follows: (i) FIRST, subject to the provisions of SECTION 3.3(f), ratably as a prepayment of the Obligation arising under the Term Loan A Facility, the Term Loan B Facility, and the Term C Loan Facility until paid in full (for purposes hereof, "RATABLY" for each Facility, on any date of determination, shall mean the proportion that EITHER the Term Loan A Principal Debt, the Term Loan B Principal Debt, or the Term Loan C Principal Debt, as the case may be, bears to the Term Principal
         Debt); and (ii) SECOND, as a mandatory reduction of the Revolver Commitment.

                                    PRESERVATION AND PROTECTION OF RIGHTS. Each
         Company shall (and shall cause each Subsidiary thereof to) perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

                                    EMPLOYEE BENEFIT PLANS. No Company or ERISA
         Affiliate shall, directly or indirectly, engage in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the
         Code), or (without notice to Administrative Agent and execution of appropriate amendments to the Loan Documents) maintain, create, or participate in any Employee Plan.

                                    ENVIRONMENTAL LAWS. Each Company shall (a)
         conduct its business so as to comply in all material respects with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and (c) appropriately monitor compliance with applicable Environmental Laws and minimize financial and other risks to each Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

                                    DEBT AND GUARANTIES. No Company shall
         directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN:

                           The Obligation and Guaranties thereof;

                           Debt incurred by any Company under any Financial Hedge permitted by, and purchased and maintained in compliance with, the requirements of the Loan Documents;

                           Debt between Companies;

                           Trade Debt for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms that are not more than 90 days past due;

                           Endorsements of checks or drafts in the ordinary course of business;

                           Debt of the Companies existing on the Closing Date and listed on SCHEDULE 9.12 not to exceed $15,000,000, TOGETHER WITH all renewals, extensions, amendments, modifications, and refinancings thereof, SO LONG AS (x) the principal amount of any refinanced Debt shall not exceed the principal amount of the Debt being refinanced immediately prior to giving effect to any such refinancing ; and (y) no Default or Potential Default exists or arises as a result of any such renewal, extension, amendment, modification, or refinancing (collectively, the "EXISTING DEBT");

                           Debt incurred or assumed by any Company for the purpose of financing all or any part of the cost of any asset (including Capital Leases and renewals, extensions, amendments, and modifications of such Debt), SO LONG AS (i) the aggregate amount of such Debt (TOGETHER WITH any and all amendments, modifications, or refinancings thereof) does not exceed $75,000,000, and (ii) no Default or Potential Default then exists or arises as a result of such Debt incurrence; and

                           Unsecured Debt of any Company not otherwise permitted by this SECTION 9.12 and unsecured Guaranties thereof, SO LONG AS on any date of determination such Debt does not exceed, in the aggregate, the DIFFERENCE between (i) $15,000,000 and (ii) the outstanding principal amount of the Existing Debt.

                                    LIENS. No Company will, directly or
         indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, OTHER THAN the Loan Documents, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, EXCEPT:

                  18) Liens securing the Obligation, and SO LONG AS the Obligation is ratably secured therewith, Liens securing Debt incurred by any Company under any Financial Hedge with any Lender or an Affiliate of any Lender to the extent permitted under SECTION 9.12(b);

                  19) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise under ERISA;

                  20) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business;

                  21) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                  22) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

                  23) The following, SO LONG AS the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (OTHER THAN Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits;
                  and (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens;

                  24) Liens securing Permitted Debt incurred pursuant to SECTION 9.12(g), SO LONG AS (A) any such Lien does not extend to any asset OTHER THAN the asset purchased or financed by such Debt, and (B) any such Lien attached to such asset concurrently with or within 180 days of the related asset acquisition;

                  25) Liens existing on the Closing Date and listed on SCHEDULE 9.13, SO LONG AS the Debt secured by all Liens set forth on SCHEDULE 9.13 does not exceed $5,000,000; and

                  26) Liens to secure outstanding judgments for the payment of money, SO LONG AS (A) the amount of such judgments do not exceed $5,000,000 (individually or collectively) or (B) for any judgments other than those described in CLAUSE (a), any such Liens does not secure such judgment for more than 60 days immediately following the entry of any such judgment.

                                            TRANSACTIONS WITH AFFILIATES.  No
                  Company shall (a) enter into any material transaction with any of its Affiliates (excluding transactions among or between Companies), OTHER THAN transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, or (b) pay any salaries or other compensation, consulting fees, or management fees or other like payments to any of its Affiliates, OTHER THAN in the ordinary course of business for services rendered without any profit or margin with respect thereto.

                                            COMPLIANCE WITH LAWS AND DOCUMENTS.
                  No Company shall violate the provisions of any Laws applicable to it, including, without limitation, Environmental Laws, Environmental Permits, ERISA, OSHA, and all rules and regulations promulgated by the FCC or any applicable PUC, or any Material Agreement if such violation alone, or when aggregated with all other such violations, could reasonably be expected to be a Material Adverse Event; no Company shall violate the provisions of its charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents.

                                            PERMITTED ACQUISITIONS, SUBSIDIARY
                  GUARANTIES, AND COLLATERAL DOCUMENTS. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on SCHEDULE 7.2, on or before the date specified on such Schedule for each such item. Borrower shall cause each entity that becomes a direct or indirect Subsidiary of Parent after the Closing Date (whether as a result of a Permitted Acquisition, Intercompany Acquisition, merger, creation, or otherwise) to: (a) execute a Guaranty on the date such entity becomes a direct or indirect Subsidiary of Parent and promptly deliver (but in no event later than ten days following consummation of such creation, Permitted Acquisition, Intercompany Acquisition, or merger) such Guaranty to Administrative Agent and (b) execute and deliver to Administrative Agent all required Collateral Documents (in form and substance acceptable to Administrative Agents) creating Liens in favor of Administrative Agent on all the assets of such Company.

                                            ASSIGNMENT. EXCEPT as expressly
                  permitted in this Agreement, no Company shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

                                            FISCAL YEAR AND ACCOUNTING METHODS.
                  No Company will change its fiscal year for book accounting purposes or its method of accounting, OTHER THAN (a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

                                            GOVERNMENT REGULATIONS. No Company
                  will conduct its business in such a way that it will become subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (OTHER THAN Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

                                            LOANS, ADVANCES, AND INVESTMENTS. No
                  Company shall, directly or indirectly, acquire any Authorizations to own and operate PCS Systems or Cellular Systems, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, or any assets constituting an ongoing business of, any other Person, OTHER
                  THAN:

                           Investments by Borrower or its Subsidiaries in Cash Equivalents;

                           Loans, advances, extensions of credit, capital contributions, Intercompany Acquisitions, and other investments between Companies (OTHER THAN the Laredo Joint Venture);

                           Permitted Acquisitions;

                           Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

                           Financial Hedges purchased by any Company to the extent permitted by, and purchased and maintained in compliance with, the Loan Documents;

                           Loans to Parent in an amount which (when aggregated with any Distributions made pursuant to SECTION 9.21(e)) does not exceed, on any date of determination, the amount of any unpaid Management Expenses then due and payable to Manager under the Management Agreement, SO LONG AS (i) no Default or Potential Default under SECTION 9.32(ii) or (iii) then exists or arises after giving effect thereto, and (ii) the proceeds of such Loans are used exclusively by Parent to pay such Management Expenses;

                           Loans made by any Company in the ordinary course of business to employees of such Company in an amount which, when aggregated with any other loans made pursuant to this SECTION 9.20(g) from and after the Closing Date to any date of determination, does not exceed $1,000,000;

                           Investments received by any Company in connection with (i) the bankruptcy or reorganization of suppliers or customers of such Company or (ii) in settlement of delinquent obligations of, or other disputes with, customers and suppliers of such Company arising in the ordinary course of business; and

                           Other loans, advances, and investments of the Companies existing on the Closing Date and identified in SCHEDULE 9.20, including, without limitation, any loan, advance, or investment in any Subsidiary.

                                    DISTRIBUTIONS AND RESTRICTED PAYMENTS. No
         Company shall, directly or indirectly, declare, make, or pay any Distribution or Restricted Payment, OTHER THAN:

                           Distributions declared, made, or paid by Borrower or its Subsidiaries wholly in the form of their capital stock;

                           Distributions or Restricted Payments by any Subsidiary of Borrower to Borrower or any Subsidiary of Borrower; and

                  SO LONG AS no Default or Potential Default exists or arises after giving effect thereto, Distributions or Restricted Payments by any Company to Members of Parent made in accordance with the LLC Agreement in an amount sufficient to enable the payment of the cash Tax liabilities of each such Member for federal and state income Taxes, which Taxes are directly attributable to such Member's portion of the profit of Parent;

                  SO LONG AS no Default or Potential Default exists or arises after giving effect thereto, to the extent any Company is a partnership, Distributions by such Company made in accordance with its partnership agreement in an amount sufficient to pay the cash Tax liabilities of its respective partners for federal and state income Taxes, which Taxes are directly attributable to each such partner's profit of such partnership;

                           Distributions or Restricted Payments to Parent in an amount which (when aggregated with any loan made pursuant to SECTION 9.20(f)) does not exceed, on any date of determination, the amount of any unpaid Management Expenses then due and payable to Manager under the Management Agreement, SO LONG AS (i) no Default or Potential under
         SECTION 9.32(ii) or (iii) then exists or arises after giving effect thereto, and (ii) the proceeds of any such Distribution or Restricted Payment are used exclusively by Parent to pay such Management Expenses;

                           Distributions to Parent in any calendar year in an aggregate amount not to exceed 50% of the Excess Cash Flow of the Companies for the immediately-preceding calendar year; PROVIDED THAT,
         (i) no Default or Potential Default exists or arises as a result thereof, (ii) the Leverage Ratio of the Companies for the most-recently ended Rolling Period immediately prior to and after giving effect to such Distribution is less than 4.00 to 1.00, (iii) the Fixed Charge Coverage Ratio (calculated on a PRO FORMA basis to include any such proposed Distribution as a Fixed Charge) after giving effect to such Distribution is at least 1.20 to 1.00, and (iv) pursuant to the requirements of SECTION 3.3(c), Borrower has paid the mandatory prepayment required to be paid in the calendar year in which such Distribution is being made;

                  Distributions by any Company to the employees, officers, directors, or consultants (or their respective permitted transferees) to purchase stock in accordance with stock option plans or similar arrangements, SO LONG AS such Distributions do not exceed $1,000,000 in the aggregate from and after the Closing Date; and

                           In addition to the Distributions permitted by SECTION 9.21(f), SO LONG AS no Default or Potential Default exists or arises as a result thereof, a Distribution to Parent of up to $40,000,000 of the Net Cash Proceeds realized by the Companies from the Laredo Joint Venture Sale and a subsequent Distribution by Parent to its Members in an amount not to exceed the amount of the Distribution proceeds received by Parent pursuant to this CLAUSE (h).

         NOTWITHSTANDING THE FOREGOING, Restricted Payments and Distributions are permitted hereunder only to the extent such Restricted Payment or Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

                                    RESTRICTIONS ON SUBSIDIARIES. No Guarantor
         shall enter into or permit to exist any material arrangement or agreement (OTHER THAN the Loan Documents) which directly or indirectly prohibits any such Person from (a) declaring, making, or paying, directly or indirectly, any Distribution or Restricted Payment to any Company, (b) paying any Debt owed to any Company, (c) making loans, advances, or investments to any Company, or (d) transferring any of its property or assets to any Company.

                                    SALE OF ASSETS. No Company shall sell,
         assign, transfer, or otherwise dispose of any of its assets, OTHER THAN
         (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets and those assets no longer useful in the conduct of business, (e) sale, leases, or other disposition among Companies, (f) the Tower Sale-Leaseback in form and upon terms reasonably satisfactory to Administrative Agent,
         (g) disposition of assets pursuant to Permitted Asset Swaps, (h) the Laredo Joint Venture Sale in form and upon terms satisfactory to Administrative Agent, (i) if no Default or Potential Default then exists or arises after giving effect thereto, the sale by Borrower or any Subsidiary thereof of a portion of such Company's equity interest in a non-Wholly-owned Subsidiary, SO LONG AS the total Minority Interest does not exceed 15% of all issued and outstanding capital stock of such Subsidiary, and (j) if no Default or Potential Default then exists or arises as a result thereof, sales of other assets in the ordinary course of business; PROVIDED THAT, (x) the fair market value of all assets sold pursuant to CLAUSE (j), (A) in any calendar year does not exceed $35,000,000 in the aggregate, and (B) on a cumulative basis on and after the Closing Date to any date of determination does not exceed, in the aggregate, $140,000,000, and (y) concurrently with any disposition pursuant to this SECTION 9.23, Borrower shall make the mandatory prepayments (if any) required by SECTIONS 3.3(b).

                                    SALE-LEASEBACK FINANCINGS. No Company will
         enter into any sale-leaseback arrangement (OTHER THAN the Tower Sale-Leaseback in form and upon terms satisfactory to Administrative Agent) with any Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

                                    MERGERS AND DISSOLUTIONS; SALE OF CAPITAL
         STOCK. No Company will, directly or indirectly, merge or consolidate with any other Person, OTHER THAN (a) as a result of the American Merger, (b) as a result of a Permitted Acquisition, (c) mergers or consolidations involving Borrower if Borrower is the surviving entity, and (d) mergers among Wholly-owned Subsidiaries; PROVIDED THAT, in any merger involving Borrower (including a Permitted Acquisition or Intercompany Acquisition effected as a merger, OTHER THAN the American Merger), Borrower must be the surviving entity, and, in any merger involving any Company (including a Permitted Acquisition or Intercompany Acquisition effected as a merger), a Company must be the surviving entity. No Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), OTHER THAN liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION
         9.25. No Company may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any Subsidiary of such Company, EXCEPT for sales, leases, transfers, or other such distributions to (i) to another Company (ii) pursuant to Permitted Asset Swaps (iii) pursuant to an Intercompany Acquisition or
         (iv) as permitted by SECTION 9.23(i). Parent shall not convert its organizational form from a Delaware limited liability company to a corporation or other organizational form without (x) the prior written consent of Administrative Agent and (y) the execution and delivery of such other certificates, opinions, assumption agreements, and other instruments as Administrative Agent may reasonably require.

                                    NEW BUSINESS.  Borrower and each Subsidiary
         of Borrower will not, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of such Company as conducted on the Closing Date. Parent will not engage in any business or activity OTHER THAN (a) holding 100% of the capital stock of Borrower; and (b) exercising certain ancillary Rights to such ownership pursuant to the Management Agreement and the Roaming Agreement.

                                    FINANCIAL HEDGES.

                           The Companies shall, within 120 days from the Closing Date, enter into, purchase, or acquire Financial Hedges in a form and upon terms acceptable to Administrative Agent, issued by one or more Lenders or an institution acceptable to Administrative Agent with a duration of a period of at least two years, which ensure that the net interest cost to the Companies is fixed, capped, or hedged with respect to at least 60% of the Debt of the Companies outstanding on the Closing Date; PROVIDED, HOWEVER, that the protected rate shall be no greater than 2.0% above the all-in rate on the Closing Date.

                           To the extent any Lender or its Affiliate issues a Financial Hedge to any Company which is permitted by the Loan Documents, including, without limitation, any Financial Hedges with Lenders or their Affiliates obtained in satisfaction of the requirements of SECTION 9.27(a), such Lender or its Affiliate are afforded the benefits of (and Borrower [and each other Company, by execution of the Collateral Documents] confirms a grant of) Liens in and to the Collateral as evidenced by the Collateral Documents to the extent of such Lender's (or Affiliate thereof's) credit exposure under such Financial Hedge; such Lien is PARI PASSU with that of Administrative Agent on behalf of Lenders).

                           Financial Hedges held by any Company whether in satisfaction of the requirements of this SECTION 9.27 or as otherwise permitted by the Loan Documents, shall be subject to the following: (i) each such Lender or other institution issuing a Financial Hedge shall calculate its credit exposure in a reasonable and customary manner;
         (ii) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to intercreditor issues; (iii) if issued by any Lender or any Affiliate of a Lender to any Company, the credit exposure under such Financial Hedge shall be secured by Liens in and to the Collateral as evidenced by the Collateral Documents on a PARI PASSU basis with the Liens of Administrative Agent (held for the benefit of Lenders), and such Lender or Affiliate issuing a Financial Hedge shall, by acceptance of the benefits of such Liens in the Collateral agree to the provisions of
         SECTION 12.12; and (iv) such Financial Hedge shall be incurred in the ordinary course of business and consistent with prior business practices of the Companies and not for speculative purposes.

                                    AFFILIATE SUBORDINATION AGREEMENTS. Each
         Company shall, simultaneously with the incurrence of any and all future Debt of such Company (OTHER THAN Debt arising under the Management Agreement, if any) owed to any one or more Affiliates (OTHER THAN another Company), cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an Affiliate Subordination Agreement, subordinating the payment of such Debt to the payment of the Obligation.

                                    AMENDMENTS TO DOCUMENTS. On and after the
         Closing Date, no Company shall (a) amend, permit any amendments to, modify, repeal, or replace any Company's charter, bylaws, limited liability company agreement (OTHER THAN the LLC Agreement), partnership agreement, or other organizational documents, if such action could adversely affect the Rights of Lenders; (b) amend any existing credit arrangement or enter into any new credit arrangement (to the extent permitted by the Loan Documents), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Documents; (c) without the prior written consent of Required Lenders, amend, modify, or waive any provision of the American Merger Documents; (d) amend, permit any amendments to, modify, repeal, or replace the Management Agreement (including any supplement or other agreement regarding the calculation of Management Expenses or the compensation of Manager thereunder) or the LLC Agreement, without first (i) providing to Administrative Agent a copy of such proposed amendment, modification, replacement, supplement, or other agreement and (ii) obtaining Administrative Agent's prior written consent thereto, if Administrative Agent determines, in its reasonable discretion, that any such change or changes could reasonably be expected to adversely affect the Rights of Lenders; or (e) amend or permit any amendments to any Material Agreements (OTHER THAN those listed in CLAUSES (c) or (d)) which could reasonably be expected to adversely affect the Rights of Lenders.

                                    FINANCIAL COVENANTS.  As calculated on a
         (UNLESS otherwise indicated):

                  LEVERAGE RATIO. Borrower shall never permit the Leverage Ratio to be greater than the ratio shown in the table below which corresponds to the applicable period of determination:

         ------------------------------------- -----------------------------------
                     PERIOD                                LEVERAGE RATIO
         ------------------------------------- -----------------------------------


         ------------------------------------- -----------------------------------
          From Closing Date to 12/30/2000                    9.50 to 1.00
         ------------------------------------- -----------------------------------
          From 12/31/2000 to 03/30/2001                      9.15 to 1.00
         ------------------------------------- -----------------------------------
          From 03/31/2001 to 06/29/2001                      9.00 to 1.00
         ------------------------------------- -----------------------------------
          From 06/30/2001 to 09/29/2001                      8.50 to 1.00
         ------------------------------------- -----------------------------------
          From 09/30/2001 to 12/30/2001                      8.25 to 1.00
         ------------------------------------- -----------------------------------
          From 12/31/2001 to 03/30/2002                      7.75 to 1.00
         ------------------------------------- -----------------------------------
          From 03/31/2002 to 09/29/2002                      7.25 to 1.00
         ------------------------------------- -----------------------------------
          From 09/30/2002 to 03/30/2003                      6.75 to 1.00
         ------------------------------------- -----------------------------------
          From 03/31/2003 to 09/29/2003                      6.25 to 1.00
         ------------------------------------- -----------------------------------
          From 09/30/2003 to 03/30/2004                      5.75 to 1.00
         ------------------------------------- -----------------------------------
          From 03/31/2004 to 09/29/2004                      5.25 to 1.00
         ------------------------------------- -----------------------------------
          From 09/30/2004 to 03/30/2005                      4.75 to 1.00
         ------------------------------------- -----------------------------------
          From 03/31/2005 to 12/30/2005                      4.00 to 1.00
         ------------------------------------- -----------------------------------
          From 12/31/2005 and thereafter                     3.50 to 1.00
         ------------------------------------- -----------------------------------

                  DEBT SERVICE COVERAGE RATIO. Borrower shall never permit the Debt Service Coverage Ratio to be less than or equal to 1.10 to 1.00; PROVIDED THAT, on and after January 1, 2006, determination of the Debt Service Coverage Ratio will not be required, SO LONG AS the Leverage Ratio is less than 4.00 to 1.00;

                  INTEREST COVERAGE RATIO. Borrower shall never permit the Interest Coverage Ratio to be less than the ratio shown in the table below which corresponds to the applicable period of determination:

         ------------------------------------- -----------------------------------
                      PERIOD                           INTEREST COVERAGE RATIO
         ------------------------------------- -----------------------------------
          From Closing Date to 06/29/2000                    1.20 to 1.00
         ------------------------------------- -----------------------------------
          From 06/30/2000 to 03/30/2001                      1.25 to 1.00
         ------------------------------------- -----------------------------------
          From 03/31/2001 to 06/29/2001                      1.30 to 1.00
         ------------------------------------- -----------------------------------
          From 06/30/2001 to 09/29/2001                      1.35 to 1.00
         ------------------------------------- -----------------------------------
          From 09/30/2001 to 12/30/2001                      1.45 to 1.00
         ------------------------------------- -----------------------------------
          From 12/31/2001 to 12/30/2002                      1.50 to 1.00
         ------------------------------------- -----------------------------------
          From 12/31/2002 to 12/30/2003                      1.60 to 1.00
         ------------------------------------- -----------------------------------
          From 12/31/2003 to 12/30/2005                      2.00 to 1.00
         ------------------------------------- -----------------------------------
          From 12/31/2005 and thereafter                     2.25 to 1.00
         ------------------------------------- -----------------------------------

                  FIXED CHARGE COVERAGE RATIO. On and after December 31, 2001, Borrower shall never permit the Fixed Charge Coverage Ratio to be less than or equal to the ratio shown in the table below which corresponds to the applicable period of determination:

         ------------------------------------- -----------------------------------
                      PERIOD                         FIXED CHARGE COVERAGE RATIO
         ------------------------------------- -----------------------------------
          From December 31, 2001 to 12/31/2003               1.00 to 1.00
         ------------------------------------- -----------------------------------
          From 01/01/2004 and thereafter                     1.05 to 1.00
         ------------------------------------- -----------------------------------

         ; PROVIDED, HOWEVER, that from and after January 1, 2006, determination of the Fixed Charge Coverage Ratio will not be required, SO LONG AS the Leverage Ratio is less than 4.00 to 1.00.

                  (e)      CAPITAL EXPENDITURES.

                           (i) Borrower shall not permit Capital Expenditures
                  (OTHER THAN PCS Capital Expenditures permitted by SECTION 9.30(e)(ii)) for any period of determination to exceed the amount shown in the table below which corresponds to such period of determination:

                  ------------------------------------- ------------------------------------------
                                 PERIOD                      PERMITTED CAPITAL EXPENDITURES
                  ------------------------------------- ------------------------------------------
                           Calendar year 2000                          $77,000,000
                  ------------------------------------- ------------------------------------------
                           Calendar year 2001                          $55,000,000
                  ------------------------------------- ------------------------------------------

                  ; PROVIDED, HOWEVER, that the permitted Capital Expenditures of the Companies for any period of determination may be increased by an amount equal to the aggregate Supplemental Capital Expenditures for such period, but in no event shall the Capital Expenditures permitted by this SECTION 9.30(e)(i) exceed $96,250,000 in calendar year 2000 and $68,750,000 in calendar year 2001.

                           (ii) On and after the Closing Date, (i) Borrower
                  shall not make PCS Capital Expenditures which individually on or in the aggregate exceed $100,000,000; PROVIDED THAT, no PCS Capital Expenditure may be made prior to the second anniversary of the Closing Date, unless such PCS Capital Expenditure are funded solely by a capital contribution from Parent, which capital contribution (A) is expressly designated and reserved for PCS Capital Expenditures and (B) is not funded with proceeds of any Borrowings under the Loan Documents or proceeds of any other Debt of Parent.

                                    TOWER SALE-LEASEBACK. On or prior to June
         30, 2001, the Companies shall (a) enter into one or more Tower Sale-Leaseback Agreements, pursuant to which all or substantially all of the Towers are to be sold to a non-Affiliate of the Companies, (b) deliver to Administrative Agent a copy of such sale-leaseback agreement, which must be in form and terms satisfactory to Administrative Agent, (c) consummate the Tower Sale-Leaseback substantially in accordance with the sale-leaseback documents approved by Administrative Agent, and (d) pay the mandatory prepayment required by SECTION 3.3(b)(iv).

                                    PARENT COVENANT.  By execution hereof,
         Parent covenants and agrees (i) to cause Manager to operate the Companies' Systems and businesses in compliance with the Loan Documents, (ii) to cause all payments under the Roaming Agreements to be paid directly to Borrower, and (iii) in the event any payments under the Roaming Agreements are received by Parent, to immediately contribute such payments to Borrower as a capital contribution.

SECTION                             DEFAULT. The term "DEFAULT" means the
occurrence of any one or more of the following events:

                                    PAYMENT OF OBLIGATION. The failure or
         refusal of any Company to pay (a) all or any part of the Principal Debt when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); (b) interest or fees within three days after the same become due and payable in accordance with the Loan Documents; or (c) any other part of the Obligation (including, without limitation, any deposit of cash collateral required pursuant to
         SECTION 2.5) within three days after demand by Administrative Agent or any Lender.

                                    COVENANTS. The failure or refusal of
         Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

                           Any covenant, agreement, or condition contained in SECTIONS 9.1, 9.3 ,9.4, 9.6, 9.10, 9.12, 9.13, 9.14, 9.16, 9.17, 9.20
         through 9.25, 9.29, 9.30, and 9.32; and

                           Any other covenant, agreement, or condition contained in any Loan Document (OTHER THAN the covenants to pay the Obligation set forth in SECTION 10.1 and the covenants in SECTION 10.2(a)), and such failure or refusal continues for 20 days.

                                    DEBTOR RELIEF. Any Company (a) shall not be
         Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, OTHER THAN as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Documents (UNLESS, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

                                    JUDGMENTS AND ATTACHMENTS. Any Company
         fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any of its assets having a value (individually or collectively) of $5,000,000 which is not stayed on appeal.

                                    GOVERNMENT ACTION. (a) A final non-
         appealable order is issued by any Governmental Authority, including, without limitation, the FCC or the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.

                                    MISREPRESENTATION. Any representation or
         warranty made by any Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

                                    CHANGE OF MANAGEMENT. Any Person, OTHER
         THAN DCS, AWS, an Affiliate of DCS, or an Eligible Successor Manager is or becomes the Manager of the Companies' Systems pursuant to the Management Agreement or otherwise.

                                    CHANGE OF CONTROL. The occurrence of a
         Change of Control.

                                    CHANGE BUSINESS OF PARENT. Parent engages in
         any business or activity OTHER THAN (a) holding 100% of the capital stock of Borrower and (b) ancillary activities related to the Management Agreement and the Roaming Agreements.

                                    AUTHORIZATIONS. (a) Any Authorization
         necessary for the ownership or operations of any Company expires, and on or prior to such expiration, the same is not renewed or replaced by another Authorization authorizing substantially the same operations by such Company; or (b) any Authorization necessary for the ownership or operations of any Company is canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or is no longer in full force and effect, or the grant or the effectiveness thereof is stayed, vacated, reversed, or set aside, (c) any Company is required by any Governmental Authority to halt construction or operations under any Authorization and such action continues uncorrected for 30 days after the applicable Company has received notice thereof; or (d) any Governmental Authority makes any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any Company as now conducted.

                                    DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a)
         Any Company fails to pay when due (after lapse of any applicable grace periods) any Debt of such Company (OTHER THAN the Obligation) in excess (individually or collectively) of $10,000,000; (b) the acceleration of any Debt of any Company or the occurrence of any event or condition that (with notice or lapse of time) would enable the holder of such Debt or any Person acting on behalf of such holder to accelerate the maturing thereof, which Debt exceeds (individually or collectively) $10,000,000; or (c) any default exists under any other Material Agreement if such default could reasonably be expected to be a Material Adverse Event.

                                    LCS. Administrative Agent shall have been
         served with, or becomes otherwise subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and EITHER (a) there has been a drawing under such LC which Administrative Agent would otherwise be obligated to pay and Borrower has refused to reimburse Administrative Agent for such payment or (b) the expiration date of such LC has occurred but the Right of any beneficiary thereunder to draw under such LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding AND Borrower has failed to deposit within 24 hours with Administrative Agent cash collateral in an amount equal to the maximum drawing which could be made under such LC.

                                    VALIDITY AND ENFORCEABILITY OF LOAN
         DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (OTHER THAN in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny in writing that it has any liability or any further liability or obligations under any Loan Document to which it is a party.

                                    MATERIAL ADVERSE EFFECT. If any event or
         condition shall exist which could reasonably be expected to be a Material Adverse Event.

                                    ENVIRONMENTAL LIABILITY. If any event or
         condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company shall have incurred or in the opinion of the Required Lenders will be reasonably likely to incur a liability in excess of $5,000,000 liability during any consecutive 12 month period.

                                    PLEDGED STOCK. (a) Administrative Agent
         ceases to hold as Collateral (for the benefit of Lenders) a perfected first priority Lien on all of the issued and outstanding shares of common stock issued by all Companies (OTHER THAN Parent), and such failure is not cured within five Business Days; or (b) any Collateral Document after delivery thereof pursuant to SECTION 6 shall for any reason (OTHER THAN pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby, EXCEPT as permitted under the Loan Documents.

                                    DISSOLUTION. Except for dissolutions in
         connection with Intercompany Acquisitions otherwise permitted by this Agreement, any Company shall dissolve or otherwise terminate its existence.

SECTION                             RIGHTS AND REMEDIES.

                                    REMEDIES UPON DEFAULT.

                  DEBTOR RELIEF. If a Default exists under SECTION 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever, and Borrower shall be required to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.5(g).

                  OTHER DEFAULTS. If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 12, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Company in and to every account and other property of any Company which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Company being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), demand Borrower to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.5(g); and
         (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, without limitation, the Right to bring suit or other proceedings before any Governmental Authority EITHER for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

                                    COMPANY WAIVERS. To the extent permitted by
         Law, the Companies hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

                                    PERFORMANCE BY ADMINISTRATIVE AGENT. If any
         covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, EXCEPT by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

                                    DELEGATION OF DUTIES AND RIGHTS. Lenders may
         perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

                                    NOT IN CONTROL. Nothing in any Loan Document
         shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company, (b) preclude or interfere with compliance by any Company with any Law, or (c) require any act or omission by any Company that may be harmful to Persons or property.
         Any "MATERIAL ADVERSE EVENT" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Company with any Law or document, or that any Agent or any Lender does not expect any Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. Agents and Lenders have no fiduciary relationship with or fiduciary duty to any Company arising out of or in connection with the Loan Documents, and the relationship between Agents and Lenders, on the one hand, and the Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of Agents and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by Agents and Lenders in their respective good faith business judgment.

                                    COURSE OF DEALING. The acceptance by
         Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

                                    CUMULATIVE RIGHTS. All Rights available to
         Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

                                    APPLICATION OF PROCEEDS. Any and all
         proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.12.

                                    CERTAIN PROCEEDINGS. Each Company will

         promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Companies agree that Administrative Agent's and Lenders' remedies at Law for failure of the Companies to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Companies agree that the covenants of this Section may be specifically enforced.

                                    LIMITATION OF RIGHTS. Notwithstanding any
         other provision of any Loan Document, any action taken or proposed to be taken by Administrative Agent, any Agent, or any Lender under any Loan Document which would affect the operational, voting, or other control of any Company, shall be pursuant to SECTION 310(d) of the Communications Act, any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

                                    EXPENDITURES BY LENDERS. Borrower shall
         promptly pay within 15 Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Document (including, without limitation, the reasonable fees and expenses of counsel to Administrative Agent and Arranger and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, without limitation, reasonable attorneys' fees including the allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

                                    INDEMNIFICATION. BORROWER AND EACH OTHER
         COMPANY (BY EXECUTION OF A GUARANTY) AGREE TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITIES) COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION

         OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH OTHER COMPANY (BY EXECUTION OF A GUARANTY) AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER OR THE OTHER COMPANIES HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE COMPANIES CONTAINED IN THIS SECTION
         11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS.

SECTION                             AGREEMENT AMONG LENDERS.

                                    ADMINISTRATIVE AGENT.

                  APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby appoints Bank of America, N.A. (and Bank of America, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of Collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; PROVIDED, HOWEVER, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

                  RESIGNATION OF ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENTS. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (OTHER THAN the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by

         Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents (PROVIDED, HOWEVER, THAT when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "ADMINISTRATIVE AGENT" shall continue to refer solely to the bank that issued the outstanding LC; PROVIDED FURTHER that any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                  ADMINISTRATIVE AGENT AS A LENDER; NON-FIDUCIARY. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, UNLESS the context otherwise indicates, include Administrative Agent and any issuer of an LC hereunder; and any resignation or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower EXCEPT those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                  OTHER ACTIVITIES OF ADMINISTRATIVE AGENT. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower or any Company arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; PROVIDED THAT, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

                                    EXPENSES. Upon demand by Administrative
         Agent, each Lender shall pay its ratable portion of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; PROVIDED THAT, each Lender shall be entitled to receive its ratable portion of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

                                    PROPORTIONATE ABSORPTION OF LOSSES. Except
         as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (EXCEPT to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

                                    DELEGATION OF DUTIES; RELIANCE.
         Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to SECTION 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default or Potential Default UNLESS a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "NOTICE OF DEFAULT," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                                    LIMITATION OF LIABILITY.

                  GENERAL. None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, EXCEPT for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (PROVIDED THAT, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                  NON-DISCRETIONARY ACTIONS; INDEMNIFICATION. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the

         Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, without limitation, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action UNLESS and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, HOWEVER, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any Right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

                  INDEPENDENT CREDIT DECISION. Neither Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of,
         (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Company (PROVIDED THAT, Administrative Agent, and its respective Representatives shall not have the Right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

                                    DEFAULT; COLLATERAL.

                           Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) UNLESS and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents and all Rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

                           Each Lender authorizes and directs Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders. EXCEPT to the extent unanimity (or other percentage set forth in SECTION 13.11) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, TOGETHER WITH such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

                           Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

                           Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this SECTION 12.6 or in any of the Collateral Documents; IT BEING UNDERSTOOD and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, OTHER THAN to act without gross negligence or willful misconduct.

                           Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Total Commitment and payment and satisfaction of the Obligation; (ii) constituting property in which no Company owned an interest at the time the Lien was granted or at any time thereafter;
         (iii) constituting property leased to a Company under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Company to be, renewed; (iv) consisting of an instrument evidencing Debt pledged to Administrative Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full; (v) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents, including, without limitation, under SECTION 9.23; (vi) as contemplated in SECTION 6.4; or (vii) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this
         SECTION 12.6.

                           In furtherance of the authorizations set forth in this SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender,
         (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Document),
         (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender's Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in PARAGRAPH
         (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of theexecution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this SECTION 12.6(f) is granted for valuable consideration and is coupled with an interest and is irrevocable SO LONG AS the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Documents.

                                    LIMITATION OF LIABILITY. To the extent
         permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant EXCEPT for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

                                    RELATIONSHIP OF LENDERS. Nothing herein
         shall be construed as creating a partnership or joint venture among Agents and Lenders.

                                    BENEFITS OF AGREEMENT. None of the
         provisions of this SECTION 12 shall inure to the benefit of any Company or any other Person OTHER THAN Lenders; consequently, no Company or other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

                                    AGENTS. None of the Lenders identified in
         this Agreement as "CO-SYNDICATION AGENTS," "CO-DOCUMENTATION AGENTS," "MANAGING AGENT," or "CO-AGENT" shall have any Rights, powers, obligations, liabilities, responsibilities, or duties under the Loan Documents OTHER THAN those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "CO-SYNDICATION AGENT," "CO-DOCUMENTATION AGENT," "MANAGING AGENT," or "CO-AGENT" shall have or be deemed to have any fiduciary relationship with any Lender. Any Lender that is a "CO-SYNDICATION AGENT," "CO-DOCUMENTATION AGENT," "MANAGING AGENT," or "CO-AGENT" may voluntarily relinquish its title by giving written notice thereof to Administrative Agent and Borrower. Upon such relinquishments, a successor "CO-SYNDICATION AGENT," "CO-DOCUMENTATION AGENT," "MANAGING AGENT," or "CO-AGENT" may be appointed upon the mutual agreement of Borrower and Administrative Agent.

                                    OBLIGATIONS SEVERAL. The obligations of
         Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

                                    FINANCIAL HEDGES. To the extent any Lender
         or any Affiliate of a Lender issues a Financial Hedge in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) agrees (i) to appoint Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this SECTION 12; whereupon all references to "LENDER" in this
         SECTION 12 and in the Collateral Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Financial Hedge which complies with the requirements of the Loan Documents. Additionally, if the Obligation owed to any Lender or Affiliate of a Lender consists SOLELY of Debt arising under a Financial Hedge (such Lender or Affiliate being referred to in this SECTION 12.12 as an "ISSUING LENDER"), then such Issuing Lender (by accepting the benefits of any Collateral Documents) acknowledges and agrees that pursuant to the Loan Documents and without notice to or consent of such Issuing Lender: (i) Liens in the Collateral may be released in whole or in part;

         (ii) all Guaranties may be released; (iii) any Collateral Document may be amended, modified, supplemented, or restated; and (iv) all or any part of the Collateral may be permitted to secure other Debt.

SECTION                             MISCELLANEOUS.

                                    HEADINGS. The headings, captions, and
         arrangements used in any of the Loan Documents are, UNLESS specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

                                    NONBUSINESS DAYS. In any case where any
         payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; PROVIDED THAT, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

                                    COMMUNICATIONS. UNLESS specifically
         otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; PROVIDED THAT any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender, Administrative Agent, and other Agents is set forth on SCHEDULE 2.1, and for Borrower is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each such communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Karen S. Nelson.

                                    FORM AND NUMBER OF DOCUMENTS. Each
         agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

                                    EXCEPTIONS TO COVENANTS.  No Company shall
         take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

                                    SURVIVAL. All covenants, agreements,
         undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, EXCEPT as otherwise indicated, shall not be affected by any investigation made by any party. All Rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement and payment in full of the Obligation.

                                    GOVERNING LAW. THE LOAN DOCUMENTS HAVE BEEN
         ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THE COLLATERAL DOCUMENTS), AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS.

                                    INVALID PROVISIONS. If any provision in any
         Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Company party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

                                    ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE
         COMPANIES, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY COMPANY, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS ONLY AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANIES, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

                                    JURISDICTION; VENUE; SERVICE OF PROCESS;
         JURY TRIAL. EACH COMPANY AND OTHER PARTY HERETO (INCLUDING EACH GUARANTOR BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION

         BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND
         (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Companies and each other party to the Loan Documents warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

                      AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

                           Except as otherwise specifically provided, (i) this Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT as set forth above), Administrative Agent, have approved same.

                           Any amendment to any Loan Document, which purports to
         (i) change the allocation of payments among the Facilities or Subfacilities, (ii) decrease the amount of any mandatory or commitment reduction required by SECTION 3.3, or (iii) change this SECTION 13.11(b), must be by an instrument in writing executed by Borrower and by (A) the Term Loan A Lenders holding at least 66 2/3% of the Term Loan A Principal Debt thereafter; (B) the Term Loan B Lenders holding at least 66 2/3% of the Term Loan B Principal Debt; (C) the Term Loan C Lenders holding at least 66 2/3% of the Term Loan C Principal Debt; and
         (D) the Revolver Lenders holding at least 66 2/3% of the Revolver Commitment or, if there is no remaining Revolver Commitment, 66 2/3% of the Revolver Principal Debt.

                           Any amendment to or consent or waiver under any Loan Document which purports to change the definition of "Change of Control" as set forth in SECTION 1.1, to change the "Change of Control" default provisions in SECTION 10.8, or to amend this SECTION 13.11(c), must be by an instrument in writing and executed (or approved, as the case may be) by Lenders holding 75% of either, (A) if the Revolver Commitment remains in effect, the SUM of the Revolver Commitment PLUS the Term Loan Principal Debt, or (B) if the Revolver Commitment has been terminated, the Principal Debt.

                           Except as provided in SECTION 13.11(b), any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment (OTHER THAN mandatory prepayments) of all or any part of the Obligation payable to such Lender or Administrative Agent; (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (EXCEPT such reductions as are contemplated by this Agreement); (iii) changes the definition of "REQUIRED LENDERS," this SECTION 13.11(d), or any other provision of the Loan Documents that requires the unanimous consent of Lenders; (iv) changes the order of application of any payment or prepayment set forth in SECTIONS 3.3 and 3.12 in any manner that materially affects such Lender or Administrative Agent; (v) EXCEPT as otherwise permitted by any Loan Document (including, without limitation, SECTION 6.4), waives compliance with, amends, or releases all or substantially all of the Guaranties; (vi) EXCEPT as contemplated in SECTION 6.4, releases all or substantially all of the Collateral for the Obligation or permits the creation, incurrence, assumption, or existence of any Lien on all or substantially all of the Collateral to secure any obligations, OTHER THAN Liens securing the Obligation and Permitted Liens; or (vii) changes this CLAUSE (d) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's Committed Sum or Commitment Percentage may be increased.

                           Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions of this Agreement.

                           No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

                                    MULTIPLE COUNTERPARTS. The Loan Documents
         may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart SO LONG AS identical counterparts are executed by Borrower, Parent, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when

         Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

                SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

                           This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, EXCEPT THAT (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) EXCEPT as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

                           Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes [to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes]); PROVIDED, HOWEVER, that:

                  27)                  Each such assignment shall be to an
                  Eligible Assignee;

                  28) Except in the case of an assignment to another Lender, an Affiliate of any Lender, or an Approved Fund of any Lender, or in the case of an assignment of all of a Lender's Rights and obligations under the Loan Documents, any such partial assignment under any Facility shall not be less than the following amounts for the Facility indicated, UNLESS Administrative Agent and, UNLESS a Default or Potential Default has occurred and is continuing, Borrower consent thereto (in their sole discretion) in writing which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement):



                           -----------------------------------------------------------------------
                           FACILITY                      MINIMUM ASSIGNMENT
                           -----------------------------------------------------------------------
                           Revolver Facility             $2,500,000 (inclusive of any
                                                         concurrent assignments under the Term
                                                         Loan A Facility or the Term Loan B
                                                         Facility by the assigning Lender to the
                                                         same assignee)
                           -----------------------------------------------------------------------
                           Term Loan A                   $2,500,000 (inclusive of any
                                                         concurrent assignments under the Term
                                                         Revolver Facility or the Term Loan B
                                                         Facility by the assigning Lender to the
                                                         same assignee)
                           -----------------------------------------------------------------------
                           Term Loan B                   $1,000,000
                           -----------------------------------------------------------------------
                           Term Loan C                   $1,000,000
                           -----------------------------------------------------------------------


                  ; PROVIDED THAT, no partial assignment for any Facility (including any assignment among Lenders) may result in any Lender holding less than $500,000 in any Facility;

                  29) Each such assignment by a Lender shall be of a proportionate part of all of the assigning Lender's Rights and obligations under this Agreement and the Notes
                  (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes), except that this CLAUSE (iii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's Rights and obligations in respect of one Facility;

                  30) The parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement substantially in the form of EXHIBIT F, TOGETHER WITH any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $3,500 (or $2,500 for an assignment between Lenders) UNLESS such fee is waived or reduced by Administrative Agent; and

                  31) So long as any Lender is an Agent (OTHER THAN a Co-Agent or Managing Agent) under this Agreement, such Lender (or an Affiliate of such Lender) shall retain an economic interest in the Loan Documents, will not assign all of its Rights, duties, or obligations under the Loan Documents, EXCEPT to an Affiliate of such Lender, and will not enter into any Assignment and Acceptance Agreement that would have the effect of such Lender assigning all of its Rights, duties, or obligations under the Loan Documents to any Person OTHER THAN an Affiliate of such Lender UNLESS such Agent has relinquished such title in accordance with
                  SECTION 12.1 (with respect to Administrative Agent) or
                  SECTION 12.10 (with respect to the other Agents).

         Upon execution, delivery, acceptance, and recordation of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

                           Administrative Agent (acting solely for this administrative purpose as an agent of Borrower) shall maintain at its address referred to in SECTION 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment Percentage, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 13.13,
         SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and, where appropriate, the respective Committed Sums under the Facilities of the assignor and assignee. No assignment shall be effective until recorded in the Register as provided in this SECTION 13.13(c).

                           Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, TOGETHER WITH any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT F, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                           Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (OTHER THAN any Company or any Affiliate of any Company) (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "LENDER" under the Loan Documents and the Participant shall not constitute a "LENDER" hereunder, (ii) such Lender's obligations under the Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under the Loan Documents, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and
         (vi) such Lender shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, OTHER THAN certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time, SO LONG AS Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, EXCEPT to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (OTHER THAN mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (EXCEPT such reductions as are contemplated by the Loan Documents), or releases all or substantially all of the Guaranties or all or substantially all of the Collateral for the Obligation under the Loan Documents (EXCEPT such releases of Guaranties or Collateral as are contemplated in SECTION 6.4); PROVIDED THAT, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, UNLESS the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                           Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or consent of Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to REGULATION A and any OPERATING CIRCULAR issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any trustee or to any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities; PROVIDED THAT any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to this SECTION 13.13. No such assignment shall release the assigning Lender from its obligations hereunder.

                           Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants) and to counterparties under a Financial Hedge issued by a Lender or an Affiliate of a Lender to the extent permitted by the Loan Documents.

                                    CONFIDENTIALITY. Administrative Agent and
         each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by the Companies in the course of inspections conducted pursuant to SECTION 9.4 if such information has been marked "confidential"; PROVIDED THAT nothing herein shall prevent any Lending Party from disclosing such information
         (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, (d) upon the order of any Governmental Authority, (e) upon the request or demand of any Governmental Authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party OTHER THAN as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under the Loan Documents, (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (SO LONG AS such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this SECTION 13.14, and (k) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender.

                                    DISCHARGE ONLY UPON PAYMENT IN FULL;
         REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Company under the Loan Documents shall remain in full force and effect until termination of the Total Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, EXCEPT that SECTIONS 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Company under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Company or otherwise, the obligations of each Company under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

         Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED to be effective as of the Closing Date.
         Attest:                              ACC ACQUISITION CO. (including its
                                      successor by merger, American Cellular
                                      Corporation), BORROWER



         By:      /s/ RONALD L. RIPLEY                        By:      /s/ EVERETT R. DOBSON
            ------------------------------------                 -----------------------------
         Ronald L. Ripley, Secretary                          Everett R. Dobson, Chairman of Board/Chief
                                Financial Officer
         Address: 13439 N. Broadway Extension
                  Suite 200
                  Oklahoma City, OK 73114
         Telephone:        405-529-8500
         Facsimile:        405-529-8765


         Address:          Bank of America,                   BANK OF AMERICA, N.A.,
         N.A.                                                 as ADMINISTRATIVE AGENT and as a LENDER
                  901 Main Street, 64th Floor
                  Dallas, Texas 75202
         Telephone:        214-209-2126                       By:      /s/ JULIE A. SCHELL
         Facsimile:        214-209-9390                          -----------------------------
                                                              Julie A. Schell, Vice President


         Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED to be effective as of the Closing Date.
                  Parent hereby acknowledges that it has reviewed this Credit Agreement and agrees that (i) the representations and covenants contained herein apply to Parent and (ii) Parent shall cause the Companies to comply with the Loan Documents and shall cause Manager to operate and manage the Companies in compliance with the Loan Documents.

                                              ACC ACQUISITION, LLC, PARENT, BY
                                              ITS MEMBERS




         Address: 7277 164th Avenue, N.E.                     AT&T WIRELESS SERVICES JV CO.
                  Redmond, WA 98052
         Telephone:        425-580-5000                       By:  /s/ MICHAEL C. SCHWARTZ
         Facsimile:        425-580-8405                          -----------------------------
                                                              Michael C. Schwartz, Vice President


         Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED to be effective as of the Closing Date.


         Address: 13439 N. Broadway Extension                 DOBSON JV COMPANY
                  Suite 200
                  Oklahoma City, OK 73114
         Telephone:        405-529-8500                       By:  /s/ RONALD L. RIPLEY
         Facsimile:        405-529-8765                          -----------------------------
                                                              Ronald L. Ripley, Vice President


         Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED to be effective as of the Closing Date.